UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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COLONY FINANCIAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than Registrant)

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March 21, 2011

Dear Fellow Stockholder:

It is my pleasure to invite you to the 2011 Annual Meeting of Stockholders of Colony Financial, Inc. (the “Company”), which will be held on Monday, May 2, 2011, at 9:00 a.m., Eastern Time, at the offices of Bank of America Merrill Lynch, located at Bank of America Tower, One Bryant Park (corner of 42nd Street and 6th Avenue), 2nd Floor, Conference Room—2 Bryant Park, New York, New York 10036.

At this year’s meeting, you will be asked to (i) elect five directors; (ii) approve the 2011 Equity Incentive Plan; (iii) approve (on a non-binding basis) the Company’s Chief Financial Officer compensation; and (iv) recommend (on a non-binding basis) the frequency of the advisory vote related to the compensation of our Chief Financial Officer and our other named executive officers (as applicable). The accompanying proxy statement provides a detailed description of these proposals. We urge you to read the accompanying materials so that you will be informed about the business to be addressed at the annual meeting. In addition to the formal business that will be transacted, management will report on the progress of our business and respond to comments and questions of general interest to our stockholders.

I sincerely hope that you will be able to attend and participate in the meeting. Whether or not you plan to attend the meeting, it is important that your shares be represented and voted. A form of proxy card and a copy of our annual report to stockholders are enclosed with this notice of annual meeting and proxy statement.

Sincerely,

Thomas J. Barrack, Jr.

Executive Chairman of the Board

COLONY FINANCIAL, INC.

2450 Broadway, 6th Floor

Santa Monica, CA 90404

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 2, 2011

Dear Stockholder:

You are cordially invited to attend our 2011 annual meeting of stockholders to be held on Monday, May 2, 2011, at 9:00 a.m., Eastern Time, at the offices of Bank of America Merrill Lynch, located at Bank of America Tower, One Bryant Park (corner of 42nd Street and 6th Avenue), 2nd Floor, Conference Room—2 Bryant Park, New York, New York 10036 for the following purposes:

1.	To elect five directors from the nominees named in the attached proxy statement to serve one-year terms expiring at the 2012 annual meeting of stockholders;

2.	To approve the Colony Financial, Inc. 2011 Equity Incentive Plan;

3.	To approve (on a non-binding basis) the Company’s Chief Financial Officer compensation;

4.	To recommend (on a non-binding basis) the frequency of the advisory vote related to the compensation of our Chief Financial Officer and our other named executive officers (as applicable); and

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Only stockholders of record at the close of business on March 14, 2011 will be entitled to notice of and to vote at the meeting or any adjournments or postponements of the meeting.

This notice and the enclosed proxy statement are first being made available to our stockholders on or about March 21, 2011.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON, IF YOU DESIRE.

By Order of the Board of Directors,

Ronald M. Sanders

Chief Legal Officer and Secretary

Santa Monica, California

March 21, 2011

COLONY FINANCIAL, INC.

2450 Broadway, 6th Floor

Santa Monica, CA 90404

PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 2, 2011.

This proxy statement and our 2010 Annual Report to Stockholders are available at http://www.colonyfinancial.com/meeting.html

ABOUT THE MEETING

Why am I receiving this proxy statement?

This proxy statement contains information related to the solicitation of proxies for use at our 2011 annual meeting of stockholders, to be held at 9:00 a.m., Eastern Time, on Monday, May 2, 2011 at the offices of Bank of America Merrill Lynch, located at Bank of America Tower, One Bryant Park (corner of 42nd Street and 6th Avenue), 2nd Floor, Conference Room—2 Bryant Park, New York, New York 10036, for the purposes stated in the accompanying Notice of Annual Meeting of Stockholders. This solicitation is made by Colony Financial, Inc. on behalf of our Board of Directors, or the Board. “We,” “our,” “us,” and the “Company” refer to Colony Financial, Inc. This proxy statement, the enclosed proxy card and our 2010 annual report to stockholders are first being mailed to stockholders beginning on or about March 21, 2011.

Who is entitled to vote at the annual meeting?

Only holders of record of our common stock at the close of business on March 14, 2011, the record date for the annual meeting, are entitled to receive notice of the annual meeting and to vote at the meeting. Our common stock constitutes the only class of securities entitled to vote at the meeting.

What are the voting rights of stockholders?

Each share of common stock outstanding on the record date entitles its holder to cast one vote on each matter to be voted on.

Who can attend the annual meeting?

All holders of our common stock at the close of business on March 14, 2011, the record date for the annual meeting, or their duly appointed proxies, are authorized to attend the annual meeting. If you attend the meeting, you may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please also note that if you hold your shares in “street name” (that is, your shares are held through a bank, broker, trustee or other nominee), you will need to bring a copy of a recent bank or brokerage statement evidencing your ownership of our common stock.

What will constitute a quorum at the annual meeting?

The presence at the meeting, in person or by proxy, of the holders of at least a majority of the common stock outstanding on March 14, 2011 will constitute a quorum. We will include abstentions and broker non-votes in the calculation of the number of shares considered to be present at the meeting for purposes of determining the presence of a quorum at the meeting. Under applicable New York Stock Exchange (“NYSE”) rules (the exchange on which shares of our common stock are traded), brokers holding shares of our common stock for beneficial owners in nominee or “street” name must vote those shares according to the specific instructions they receive from the beneficial owners. However, brokers or nominees holding shares for a beneficial owner who do not receive voting instructions from the beneficial owner may not under the NYSE’s rules have discretionary voting power on non-routine matters. In these cases, if no specific voting instructions are provided by the beneficial owner, the broker may not vote on non-routine proposals. This results in what is known as a “broker non-vote.” Broker non-votes may arise in the context of voting for the election of directors, and on the proposals regarding the approval of the Colony Financial, Inc. 2011 Equity Incentive Plan (the “2011 Equity Incentive Plan”), “say on pay” and “say on frequency” described in this proxy statement, because such proposals are considered non-routine matters. Unless specific voting instructions are provided by the beneficial owner, the broker will be unable to vote for the election of directors, and on the 2011 Equity Incentive Plan, “say on pay” and “say on frequency” proposals. Accordingly, we urge stockholders who hold their shares through a broker or other nominee to provide voting instructions so that your shares of common stock may be voted on these proposals.

As of the record date, there were 17,384,000 shares of our common stock outstanding.

How do I vote shares that are held in my name?

You may vote by any of the following means:

In Person at the Meeting: You may vote by attending the meeting and voting in person.

By Mail: You may vote by mail by completing and signing your proxy card and returning it in the enclosed, prepaid and addressed envelope.

How do I vote my shares that are held by my broker?

If your shares are held by a bank or broker, you should follow the instructions provided to you by the bank or broker. Although most banks and brokers now offer voting by mail, telephone and on the Internet, availability and specific procedures will depend on their voting arrangements.

How are votes counted?

If the accompanying proxy card is properly signed and returned to us, and not subsequently revoked, it will be voted as directed by you. If your properly signed proxy card does not provide specific voting instructions, the persons designated as proxy holders on the proxy card will vote (1) “FOR” each nominee for director, (2) “FOR” approval of the 2011 Equity Incentive Plan, (3) “FOR” the advisory approval of the resolution approving the compensation of the Company’s Chief Financial Officer, (4) “EVERY THREE YEARS” on the advisory proposal recommending the frequency of advisory votes on executive compensation, and (5) as recommended by our Board of Directors with regard to any other matters that may properly come before the meeting, or, if no such recommendation is given, in their own discretion.

May I revoke my vote after I return my proxy card?

Yes. You may revoke a previously granted proxy at any time before it is exercised by (i) filing with Ronald M. Sanders, our Chief Legal Officer and Secretary, a notice of revocation or a duly executed proxy bearing a later date or (ii) attending the meeting and voting in person. Attendance at the meeting alone will not act to revoke a prior proxy. Notices of revocation or later dated proxies should be sent to the following address: Ronald M. Sanders, Chief Legal Officer and Secretary, Colony Financial, Inc., 2450 Broadway, 6th Floor, Santa Monica, CA 90404.

What are the Board’s recommendations?

The Board’s recommendations are set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

•	FOR the election as directors of the nominees specified in this proxy statement (See Proposal 1);

•	FOR approval of the 2011 Equity Incentive Plan (See Proposal 2);

•	FOR approval of the compensation of our Chief Financial Officer as disclosed in this proxy statement (See Proposal 3); and

•	FOR TRIENNIAL non-binding stockholder advisory votes on approval of the compensation of our Chief Financial Officer and our other named executive officers (as applicable) (See Proposal 4).

Who pays the costs of soliciting proxies?

We will pay the costs of soliciting proxies. In addition to soliciting proxies by mail, our officers, directors and other employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their principals, and that we will reimburse such persons’ out-of-pocket expenses. We have retained D.F. King & Co., Inc. at an aggregate estimated cost of $7,500, plus out-of-pocket expenses, to assist in the solicitation of proxies.

How many votes are required to approve the proposals?

The affirmative vote of a plurality of all the votes cast at a meeting at which a quorum is present is necessary for the election of a director. For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

The affirmative vote of a majority of the votes cast is required for approval of the 2011 Equity Incentive Plan, provided that the total votes cast on the proposal represents over 50% in interest of all shares of our common stock entitled to vote on the proposal. For purposes of the vote on this proposal, abstentions and broker non-votes will have the same effect as votes against the proposal unless holders of more than 50% of all shares of our common stock entitled to vote on the proposal cast votes, in which event abstentions and broker non-votes will not have any effect on the result of the vote. Abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.

The affirmative vote of a majority of the votes cast is required for approval of the advisory “say on pay” resolution regarding the compensation of our Chief Financial Officer. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

The affirmative vote of a majority of the votes cast is required for approval of the advisory “say on frequency” proposal regarding holding the “say on pay” vote in the future. Since stockholders have several voting choices for this proposal, it is possible that no single choice will receive a majority of the votes cast. For the “say on frequency” vote, the option receiving a plurality of the votes cast on the proposal will be deemed the preferred option of stockholders. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

You should rely only on the information provided in this proxy statement. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this proxy statement is accurate as of any date other than the date of this proxy statement or, where information relates to another date set forth in this proxy statement, then as of that date.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors is currently comprised of five directors. The nominees, all of whom are currently serving as directors of the Company, have been recommended by our Board of Directors for re-election to serve as directors for one-year terms until the 2012 annual meeting of stockholders and until their successors are duly elected and qualified. The Board of Directors has affirmatively determined that the following directors are “independent” directors under the rules of the NYSE and under applicable rules of the Securities and Exchange Commission: George G. C. Parker, John A. Somers, and John L. Steffens.

The Board of Directors knows of no reason why any nominee would be unable to serve as a director. If any nominee is unavailable for election or service, the Board of Directors may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by the Board of Directors, or the Board of Directors may, as permitted by our bylaws, decrease the size of our Board of Directors.

Nominees for Election for a One-Year Term Expiring at the 2012 Annual Meeting

The following table sets forth the name and age of each nominee for director, indicating all positions and offices with us currently held by the director.

Name	Age	Title
Thomas J. Barrack, Jr.	63	Director, Executive Chairman
Richard B. Saltzman	54	Director, Chief Executive Officer and President
George G. C. Parker	71	Director
John A. Somers	67	Director
John L. Steffens	69	Director

Set forth below are descriptions of the backgrounds and principal occupations of each of our directors, including the specific experience, qualifications, attributes and skills of each director considered relevant by the Board of Directors for continued service on the Board.

Thomas J. Barrack, Jr. (age 63) has served as the executive chairman of our board of directors since our formation in June 2009. He also serves as the Chairman and Chief Executive Officer of Colony Capital, LLC (“Colony Capital”) and as the chief executive officer of Colony Financial Manager, LLC, our external manager (the “Manager”). As the Chairman and Chief Executive Officer of Colony Capital, Mr. Barrack provides overall strategic and investment direction and leadership to Colony Capital.

Prior to founding Colony Capital, where Mr. Barrack has worked since its formation in 1991, Mr. Barrack was a principal with the Robert M. Bass Group, the principal investment vehicle of the Fort Worth, Texas investor Robert M. Bass. Prior to joining the Robert M. Bass Group, Mr. Barrack also served in the Reagan administration as Deputy Undersecretary of the Department of the Interior.

Since June 2010, Mr. Barrack has served on the board of First Republic Bank, a full service bank and wealth management firm, where he also serves on its Compensation and Corporate Governance and Nominating Committees. Since May 2005, Mr. Barrack has served on the public board of directors of Accor, S.A., a major global hotel group listed on Euronext Paris S.A., including as a member of Accor’s Supervisory Board since January 2006 and as a member of its Compensation, Appointments & Corporate Governance Committees since May 2005. Mr. Barrack served on the public board of Challenger Financial Services Group Limited, a diversified financial services organization listed on the Australian Securities Exchange from November 2007 to October 2010. From August 1994 to September 2007, Mr. Barrack served on the board of Continental Airlines, Inc., one of the largest passenger airlines in the United States, including as a member of its Corporate Governance Committee, Executive Committee and HR Committee. From May 2004 to June 2006, he also served on the board of Megaworld Corporation, a real estate company in the Philippines primarily engaged in developing large-scale mixed-use planned communities.

Mr. Barrack received a B.A. in 1969 from the University of Southern California. He attended law school at the University of San Diego and the University of Southern California, where he was an editor of the law review and received a J.D. from the University of San Diego in 1972.

Mr. Barrack possesses significant vision and understanding of our Company’s strategies and future direction. Mr. Barrack’s extensive investment experience in our target assets is key to the Board’s oversight of the Company’s investment strategy and management of its investment portfolio. Mr. Barrack’s prior service as Deputy Undersecretary of the Department of the Interior also provides a unique government perspective to the Board.

Richard B. Saltzman (age 54) has served as our Chief Executive Officer, president and as a director since our formation in June 2009. He is also the President of Colony Capital and the president of our Manager. Mr. Saltzman shares responsibility for Colony Capital’s global operations. In particular, Mr. Saltzman guides the strategic planning, acquisition and asset management activities of Colony Capital and oversees new business initiatives. Prior to joining Colony Capital in 2003, Mr. Saltzman spent 24 years in the investment banking business primarily specializing in real estate-related businesses and investments. Most recently, he was a Managing Director and Vice Chairman of Merrill Lynch’s investment banking division. As a member of the investment banking operating committee, he oversaw the firm’s global real estate, hospitality and restaurant businesses. Previously, he also served as Chief Operating Officer of Investment Banking, had responsibility for Merrill Lynch’s Global Leveraged Finance business, and was also responsible for various real estate-related principal investments including the Zell/Merrill Lynch series of funds which acquired more than $3.0 billion of commercial real estate assets and where Mr. Saltzman was a member of the investment committee.

Since July 2003, Mr. Saltzman has served on the board of directors of Kimco Realty Corporation, a publicly traded real estate investment trust, and as a member of Kimco’s Compensation Committee. He is also on the board of directors of the Real Estate Roundtable and a member of the Board of Trustees of the Urban Land Institute. Previously, he was a Trustee and Treasurer of the Pension Real Estate Association, a Director of the Association of Foreign Investors in Real Estate, a Vice Chairman of the National Realty Committee, a past Chairman of the NRC Real Estate Capital Policy Advisory Committee, and a member of the Board of Governors of the National Association of Real Estate Investment Trusts.

Mr. Saltzman received his B.A. from Swarthmore College in 1977 and an M.S. in Industrial Administration from Carnegie Mellon University in 1979.

Mr. Saltzman’s expertise in real estate-related businesses, investments and capital markets, developed through more than 30 years of real estate principal investing and investment banking experience, provides a valuable perspective to the Board in developing and overseeing the Company’s investment strategy and management of its portfolio. In addition, Mr. Saltzman lends important insight into the Company’s direction and formation. Mr. Saltzman’s service on the boards of a real estate investment trust and other real estate-based organizations also provides the Board with valuable perspectives into the real estate industry.

George G. C. Parker, Ph.D. (age 71) has served as a director since our initial public offering in September 2009 and currently serves as chairman of our audit committee. Professor Parker has been a distinguished member of the finance faculty of Stanford University’s Graduate School of Business since 1973 and is currently the Dean Witter Distinguished Professor of Finance (Emeritus). He is also Director of the Financial Management Program and the Finance and Accounting for Non-Financial Executives Program. At Stanford, Professor Parker has held a series of senior positions, including Senior Associate Dean for Academic Affairs, Director of the M.B.A. Program, Director for Executive Education, and Director of the Stanford Sloan Program for Executives.

Professor Parker is independent chairman of the board of directors of iShares Exchange Traded Funds, an investment company; a member of the board of directors of Tejon Ranch Company, a publicly traded real estate development company, where he also serves as Chairman of its Audit Committee; Threshold Pharmaceuticals, Inc., a publicly traded biotechnology company; and First Republic Bank, a California banking company, where he also serves as a member of its Audit, Compensation and Corporate Governance and Nominating Committees. From 1996 to 2009, Professor Parker served on the public board of Continental Airlines, Inc., including as a member of its Audit Committee. He was also a member of the board of directors of Netgear.

Professor Parker holds a B.S. degree from Haverford College and an M.B.A. and Ph.D. degree from the Stanford Graduate School of Business.

Professor Parker’s understanding of business and finance concepts, acquired through his over 35 years of academic study and teaching, provide the Board with significant business acumen as the Company positions itself for future growth and development. In addition, Professor Parker’s extensive experience in academic environment allows him to advise on rapidly changing market conditions and provide perspective for the Board. Professor Parker also serves as an audit committee financial expert on the Board’s Audit Committee. Professor Parker’s service on other public company boards also lends insights into public company operations and provides different perspectives on Board practices and governance matters.

John A. Somers (age 67) has served as a director since our initial public offering in September 2009 and currently serves as chairman of our Compensation Committee. Mr. Somers has been a private investor since June 2006. From 1996 to June 2006, Mr. Somers was Head of Fixed Income and Real Estate for Teachers Insurance and Annuity Association and College Retirement Equities Fund (TIAA-CREF), and served there as an Executive Vice President from 1996 to 2004. From 1981 to 1996, Mr. Somers served as Senior Vice President and Head of Commercial Mortgages and Real Estate for TIAA-CREF. Prior to joining TIAA-CREF, from 1972 to 1981, Mr. Somers held several positions in the Real Estate Investment Department, including Vice President, for Prudential Insurance Company of America.

Mr. Somers has been a member of the board of directors of Guardian Life Insurance Company of America since 1996 and served as chairman of its investment committee from 2005 to 2009. Since July 2010, Mr. Somers has served as a member of the board of directors of The Community Preservation Corporation, a not-for-profit corporation founded in 1974 dedicated to providing housing in New York City for moderate to low income families, and previously served on this board from 1989-2005. He was also a member of the board of directors of Emigrant Savings Bank from 1990-2003.

Mr. Somers received his B.S. in Economics from Villanova University in 1966 and an M.B.A. in Finance from the University of Connecticut in 1972.

Mr. Somers’s commercial mortgage and real estate investment experience allows him to provide sound advice on the Company’s objectives to acquire, originate and manage real estate-related investments. His position as Head of Fixed Income and Real Estate for TIAA-CREF provided Mr. Somers with extensive insight into the debt markets and real estate-related investments that provides a leadership perspective to the Board.

John L. Steffens (age 69) has served as a director since our initial public offering in September 2009 and currently serves as chairman of our nominating and corporate governance committee. Mr. Steffens is the founder of Spring Mountain Capital, L.P.; founded in 2001, Spring Mountain Capital, L.P. specializes in providing advisory services and alternative investments for institutional and private investors. Prior to establishing Spring Mountain Capital, Mr. Steffens spent 38 years at Merrill Lynch & Co., Inc., where he held numerous senior management positions, including President of Merrill Lynch Consumer Markets (which was later named the Private Client Group) from July 1985 until April 1997, and both Vice Chairman of Merrill Lynch & Co., Inc. (the parent company) and Chairman of its U.S. Private Client Group from April 1997 until July 2001.

Mr. Steffens served on the Board of Directors of Merrill Lynch & Co., Inc. from April 1986 until July 2001. He also served as a member of the Board of Directors of Merrill Lynch Ventures, LLC (a $1.8 billion private equity fund for key employees). From June 2004 to February 2009, Mr. Steffens served on the public board of Aozora Bank, Ltd., a financial services institution in Japan. Mr. Steffens has served as Chairman of the Securities

Industry Association, as a Trustee of the Committee for Economic Development, and is currently National Chairman Emeritus of the Alliance for Aging Research. Mr. Steffens currently serves on the Advisory Board of StarVest Partners, the Advisory Board of Wicks Communication & Media Partners, L.P., the Board of Directors of HealthPoint Capital, a global medical device company, Chairman of the Board of Directors of Cicero, Inc., a publicly traded provider of business integration software, since May 2007, and as a Director of Perquest, an online payroll service.

Mr. Steffens graduated from Dartmouth University in 1963 with a B.A. in Economics. He also attended the Advanced Management Program of the Harvard Business School in 1979.

Mr. Steffens’s years of investment experience, advisory work and senior leadership positions at Merrill Lynch devoted to private client work provides the Board with an investor perspective. Mr. Steffens’s extensive contacts developed through his service with a significant number of securities and financial firms provides the Board with a view into markets that is invaluable. Mr. Steffens’s service as a director of other public companies also helps provide the Board with different perspectives on Board practices and governance matters.

Vote Required and Recommendation

The affirmative vote of a plurality of all the votes cast at the annual meeting is necessary for the election of each nominee. For purposes of the election of directors, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for purposes of determining the presence of a quorum.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

EXECUTIVE OFFICERS

The following table sets forth information concerning our executive officers. Executive officers are elected by and serve at the discretion of our Board of Directors.

Name	Age	Title
Thomas J. Barrack, Jr.	63	Director, Executive Chairman
Richard B. Saltzman	54	Director, Chief Executive Officer and President
Ronald M. Sanders	47	Chief Legal Officer and Secretary
Darren J. Tangen	40	Chief Financial Officer and Treasurer
Kevin P. Traenkle	40	Chief Investment Officer

Set forth below are descriptions of the backgrounds of each of our executive officers, other than Thomas J. Barrack, Jr. and Richard B. Saltzman, whose positions and backgrounds are described above.

Ronald M. Sanders (age 47) has served as our Chief Legal Officer and Secretary since our initial public offering in September 2009 and as a vice president since our formation in June 2009. Mr. Sanders also has served as vice president of our Manager since its formation in June 2009 and as its chief legal officer since September 2009. Mr. Sanders is a Principal and the General Counsel of Colony Capital, and has served in such capacities since joining Colony Capital in November 2004. Mr. Sanders is responsible for the management of global legal affairs and generally provides legal and other support to the operations of Colony Capital.

Prior to joining Colony Capital in November 2004, Mr. Sanders was a Partner with the law firm of Clifford Chance US LLP, where he specialized in the representation of private equity funds and mergers and acquisitions.

Mr. Sanders received his B.S. from the State University of New York at Albany in 1985, and his J.D. from the New York University School of Law in 1988.

Darren J. Tangen (age 40) has served as our Chief Financial Officer since our formation in June 2009 and as our treasurer since our initial public offering in September 2009 and is seconded exclusively to us pursuant to a secondment agreement with Colony Capital. He has been a Principal of Colony Capital since December 2007, where he was responsible for the identification, evaluation, consummation and management of new debt and equity investments in North America. Prior to becoming a Principal of Colony Capital, Mr. Tangen served as a Senior Vice President (December 2006-December 2007), Vice President (July 2004-December 2006) and Associate of Colony Capital (August 2002-July 2004).

Prior to joining Colony Capital in August 2002, Mr. Tangen was an associate in the Investment Banking Division of Credit Suisse First Boston. From 1993 to 1999, Mr. Tangen worked in the Investment Division of Colliers International, specializing in the acquisition and disposition of major commercial properties including office and industrial buildings, shopping centers and development lands. Mr. Tangen received his B. Comm. from McGill University in Montreal, Canada in 1993 and his M.B.A. in Finance and Real Estate at The Wharton School, University of Pennsylvania in 2001 where he was recognized as a Palmer Scholar.

Kevin P. Traenkle (age 40) has served as our Chief Investment Officer since our formation in June 2009 and as chief investment officer of our Manager since September 2009. Mr. Traenkle is also a Principal of Colony Capital where he is involved in many facets of the firm’s activities including: distressed debt initiatives, investment and divestment decisions, business development and global client relations. Prior to becoming a Principal in January 2005, Mr. Traenkle served as a Vice President of Acquisitions. Before rejoining Colony Capital in 2002, Mr. Traenkle worked for Pacific Capital Group, a private equity investment firm, where he was responsible for real estate-related investment and management activities.

Previously, Mr. Traenkle was a Vice President at Colony Capital serving as a member of the acquisitions team and was responsible for the identification, evaluation, consummation, and management of investments. Prior to joining Colony Capital in 1993, Mr. Traenkle worked for an investment bank, First Albany Corporation, in its Municipal Finance department. Mr. Traenkle received a B.S. in Mechanical Engineering in 1992 from Rensselaer Polytechnic Institute in Troy, New York.

INFORMATION REGARDING CORPORATE GOVERNANCE AND

BOARD AND COMMITTEE MEETINGS

Committee Charters and Corporate Governance Documents

Our Board of Directors maintains charters for all Board committees. In addition, our Board of Directors has adopted a written set of corporate governance guidelines, a code of business conduct and ethics and a code of ethics for our principal executive officers and senior financial officers. To view our committee charters, corporate governance guidelines, code of business conduct and ethics and code of ethics, please visit our website at http://www.colonyfinancial.com. Each of these documents is also available in print to any stockholder who sends a written request to such effect to Investor Relations, Colony Financial, Inc., 2450 Broadway, 6th Floor, Santa Monica, CA 90404.

Director Independence

The Board currently has five directors, a majority (three) of whom the Board affirmatively has determined to be “independent” under the listing standards of the NYSE and under applicable rules of the Securities and Exchange Commission. The Board affirmatively has determined that each of the following directors is independent under these standards: George G.C. Parker, John A. Somers and John L. Steffens. Thomas J. Barrack, Jr. and Richard B. Saltzman are not independent as they are executive officers of us and of Colony Capital, which is the parent of our Manager.

Board Leadership Structure and Risk Oversight

Our Board of Directors is comprised of a majority of independent directors. Mr. Barrack serves as the Executive Chairman of the Board, a position separate from our Chief Executive Officer. Our Board believes that having an executive chairman is useful as it ensures that the Board leadership retains a close working relationship with management. In addition, our Board of Directors established the position of Lead Director in order to provide for a Board leadership position to be held by an independent director. The Lead Director is selected on an annual basis by a majority of the independent directors then serving on the Board of Directors from among the independent directors. John A. Somers currently serves as our Lead Director. The role of the Lead Director is to serve as liaison (a) between the Board of Directors and management, including the Chief Executive Officer, (b) among independent directors and (c) between interested third parties and the Board of Directors.

In connection with its oversight of risk to our business, the Audit Committee and Board consider feedback from our Manager concerning the Company’s operations and strategies and considers the attendant risks to our business. The Board routinely meets with our Chief Executive Officer, our Chief Financial Officer and other company officers as appropriate in the Board’s consideration of matters submitted for Board approval and risks associated with such matters.

In addition, the Board is assisted in its oversight responsibilities by the standing Board committees, which have assigned areas of oversight responsibility for various matters as described in the Committee charters and as provided in NYSE Rules.

For example, our Audit Committee assists the Board’s oversight of the integrity of our financial statements and financial reporting process, our compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, and the performance of our internal audit function and independent registered public accounting firm. In addition, the Audit Committee has established and maintains procedures for the receipt of complaints and submissions of concerns regarding accounting and auditing matters. Pursuant to its charter, the Audit Committee also considers our policies with respect to risk assessment and risk management, including key risks to which we are subject such as credit risk, liquidity risk and market risk, and the steps that management has taken to monitor and control exposure to such risks.

The Compensation Committee oversees the performance of our Manager, the management fees and other compensation payable to the Manager, and the compensation of our Chief Financial Officer.

The Board and the Board committees hear reports from the members of management responsible for the matters considered to enable the Board and each committee to understand and discuss risk identification and risk management. The chairman of each of the Board’s standing committees reports on the discussion to the full Board at the next Board meeting. All directors have access to members of management in the event a director wishes to follow up on items discussed outside the Board meeting.

Executive Sessions of Non-Management Directors

Pursuant to our corporate governance guidelines and the NYSE listing standards, in order to promote open discussion among non-management directors, our Board of Directors devotes a portion of each regularly scheduled Board and committee meeting to executive sessions without management participation. In addition, our corporate governance guidelines provide that if the group of non-management directors includes directors who are not independent, as defined in the NYSE’s listing standards, at least one such executive session convened per year shall include only independent directors. The Lead Director presides at these sessions.

Communications with the Board

Stockholders and other interested parties may communicate with the Board by sending any correspondence they may have to the Lead Director at the following address: “Lead Director” c/o Secretary, Colony Financial, Inc., 2450 Broadway, 6th Floor, Santa Monica, CA 90404, or by email at lead.director@colonyfinancial.com. The Lead Director will decide what action should be taken with respect to the communication, including whether such communication should be reported to the Board of Directors.

Board Meetings

During 2010, the Board of Directors met six times, including telephonic meetings. Directors are expected to attend, in person or by telephone, all Board meetings and meetings of committees on which they serve. In addition, directors are expected to attend the Company’s annual meeting of stockholders. The 2010 annual meeting of stockholders was held on May 27, 2010 and was attended by four of our directors.

Board Committees

The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. All members of the committees described below are “independent” of the Company as that term is defined in the NYSE’s listing standards and section 10A-3 under the Securities and Exchange Act of 1934, as amended.

The table below provides membership information for each of the Board committees:

Name	Audit	Compensation	Corporate Governance and Nominating
George G. C. Parker	☑	X	X
John A. Somers	X	☑	X
John L. Steffens	X	X	☑

☑	Committee Chairman

Audit Committee

The principal purposes of the Audit Committee is to assist the Board of Directors in the oversight of:

•	our accounting and financial reporting processes;

•	the integrity of our consolidated financial statements and financial reporting process;

•	our systems of disclosure controls and procedures and internal control over financial reporting;

•	our compliance with financial, legal and regulatory requirements;

•	the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;

•	the performance of our internal audit function; and

•	our overall risk profile.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent auditors and is also responsible for reviewing with our independent auditors any audit problems or difficulties they encounter in the course of their audit work. The Audit Committee is also charged with the tasks of reviewing our financial statements, any significant financial reporting issues and any major issues as to the adequacy of internal control with management and our independent auditors.

Our Audit Committee’s written charter requires that all members of the committee must satisfy the requirements of the NYSE, the rules and regulations of the SEC and applicable laws relating to independence, financial literacy and experience. All of the members of the Audit Committee meet the foregoing requirements. The Board of Directors has determined that George G. C. Parker is an “audit committee financial expert” as defined by the rules and regulations of the SEC. For information about the development of Professor Parker’s expertise, see “Proposal 1: Election of Directors—Nominees for Election for a One-Year Term Expiring at the 2012 Annual Meeting.”

During 2010, the Audit Committee met four times, including telephonic meetings.

Compensation Committee

The principal purposes of the Compensation Committee are to:

•

review and approve on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, if any, evaluate our Chief Executive Officer’s performance in light of such goals and objectives and determine and approve the remuneration of our Chief Executive Officer based on such evaluation;

•	review and approve the compensation, if any, of all of our other officers, including our Chief Financial Officer;

•	review our executive compensation policies and plans;

•	oversee plans and programs related to the compensation of the Manager, including fees payable to the Manager pursuant to the management agreement with our Manager;

•	implement and administer our incentive compensation equity-based remuneration plans, if any;

•	assist management in complying with our proxy statement and annual report disclosure requirements;

•	produce a report on executive compensation to be included in our annual proxy statement; and

•	review, evaluate and recommend changes, if appropriate, to the remuneration for directors.

In addition, the Compensation Committee oversees the performance of the Manager and the management fees and other compensation payable to the Manager. The Compensation Committee evaluates annually the performance of the Manager in view of the Company’s investment objectives and the obligations of the Manager under the management agreement.

As discussed below, because our management agreement provides that our Manager is responsible for managing our affairs, our Chief Executive Officer and each of our other executive officers, other than our Chief Financial Officer, each of whom is an employee of Colony Capital and certain of its affiliates, do not receive compensation from us for serving as our executive officers. Instead we pay our Manager the management fees described in “Certain Relationships and Related Transactions.”

The Compensation Committee may delegate its authority to members as it deems appropriate; any actions taken by a member who has been delegated authority must be reported to the full Compensation Committee at its next regularly scheduled meeting. The Compensation Committee has the authority to retain and terminate such outside legal, accounting or other advisors as it deems necessary and advisable in its sole discretion, including compensation consultants.

During 2010, the Compensation Committee met four times, including telephonic meetings.

Nominating and Corporate Governance Committee

The principal purposes of the Nominating and Corporate Governance Committee are to:

•	identify and recommend to the full board of directors qualified candidates for election as directors and recommend nominees for election as directors at the annual meeting of stockholders;

•	develop and recommend to the board of directors corporate governance guidelines and implement and monitor such guidelines;

•	review and make recommendations on matters involving the general operation of the board of directors, including board size and composition, and committee composition and structure;

•	recommend to the board of directors nominees for each committee of the board of directors;

•

annually facilitate the assessment of the board of directors’ performance as a whole and of the individual directors, as required by applicable law, regulations and the NYSE corporate governance listing standards; and

•	oversee the board of directors’ evaluation of management.

During 2010, the Nominating and Corporate Governance Committee met four times, including telephonic meetings.

Code of Ethics

Our Board of Directors has adopted and maintains a code of business conduct and ethics and a code of ethics for our principal executive officers and senior financial officers. To view our code of business conduct and ethics and code of ethics, please visit our website at http://www.colonyfinancial.com. Each of these documents is also available in print to any stockholder who sends a written request to such effect to Investor Relations, Colony Financial, Inc., 2450 Broadway, 6th Floor, Santa Monica, CA 90404.

Consideration of Director Candidates

The Board of Directors has adopted a policy to be used for considering potential director candidates to further the Nominating and Corporate Governance Committee’s goal of ensuring that our Board of Directors consists of a diversified group of qualified individuals that function effectively as a group. The policy provides that qualifications and credentials for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board of Directors. However, at a minimum, candidates for director must possess:

•	high personal and professional ethics and integrity;

•	an ability to exercise sound judgment;

•	an ability to make independent analytical inquiries;

•	a willingness and ability to devote adequate time and resources to diligently perform Board duties, including attending regular and special Board and committee meetings;

•	an appropriate and relevant business experience and acumen; and

•	a reputation, both personal and professional, consistent with the image and reputation of the Company.

In addition to the aforementioned qualifications, the Nominating and Corporate Governance Committee also believes that there are other qualities and skills that, while not a prerequisite for nomination, should be taken into account when considering whether to recommend a particular candidate. These factors include, among others:

•	whether the person possesses specific industry expertise, including in real estate-related debt instruments, and familiarity with general issues affecting the Company’s business;

•	whether the person’s nomination and election would enable the Board of Directors to have a member that qualifies as an “audit committee financial expert”;

•	whether the person would qualify as an “independent” director under the rules of the NYSE and the Company’s Corporate Governance Guidelines;

•	the importance of continuity of the existing composition of the Board of Directors; and

•	the importance of a diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise.

The Nominating and Corporate Governance Committee will seek to identify director candidates based on input provided by a number of sources, including (a) Nominating and Corporate Governance Committee members, (b) other members of the Board of Directors and (c) stockholders of the Company. The Nominating and Corporate Governance Committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified director candidates; however, we do not currently employ a search firm, or pay a fee to any other third party, to locate qualified director candidates. Stockholders seeking to recommend a prospective candidate for the Nominating and Corporate Governance Committee’s consideration should submit the candidate’s name and qualifications, including the candidate’s consent to serve as a director if nominated and elected, to Ronald M. Sanders, Chief Legal Officer and Secretary, Colony Financial, Inc., 2450 Broadway, 6th Floor, Santa Monica, CA 90404.

Independent Registered Public Accounting Firm

Our consolidated financial statements for the fiscal year ended December 31, 2010 were audited by Ernst & Young LLP, which served as our independent registered public accounting firm for the last fiscal year and has been selected by the Audit Committee of our Board of Directors to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2011. A representative of Ernst & Young LLP will be present at the annual meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Principal Auditor Fees and Services

Set forth below are the services rendered and related fees billed by Ernst & Young LLP for services rendered during the years ended December 31, 2010 and December 31, 2009:

Services	2010	2009(1)
Audit Fees(2)	$421,000	$366,100	(3)
Audit-Related Fees(4)	$31,800	$34,000
Tax Fees(5)	$219,900	$80,000
All Other Fees(6)	$—	$11,800

Total	$672,700	$491,900

(1)	Reflects audit fees from June 23, 2009 (date of inception) through December 31, 2009.
(2)	Audit fees represent fees and expenses for the audits of the Company’s annual financial statements and internal control over financial reporting, review of financial statements included in the Company’s quarterly reports on Form 10-Q, consultations with Company’s management on technical accounting and regulatory issues, and services provided for assistance with and review of other regulatory filings.
(3)	Includes fees and expenses related to comfort letters and consents related to our initial public offering.
(4)	Audit-related fees represent fees and expenses related to consultations with the Company’s management on technical accounting and regulatory issues.
(5)	Tax fees represent fees and expenses related to the review and assistance with the preparation of tax returns, tax consulting related to REIT qualification, and general federal and state tax consulting.
(6)	All other fees represent our pro rata share of fees and expenses related to due diligence services for the acquisition of our indirect investment in First Republic Bank.

All audit and audit-related services provided by Ernst & Young LLP in 2010 were pre-approved by our Audit Committee, either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to review and pre-approve, either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, any engagement of the Company’s independent auditor to provide any audit or permissible non-audit service to the Company. Pursuant to the Audit and Non-Audit Services Pre-Approval Policy, which will be reviewed and reassessed annually by the Audit Committee, a list of specific services within certain categories of services, including audit, audit-related, tax and other services, are specifically pre-approved for the upcoming or current fiscal year, subject to an aggregate maximum annual fee payable by the Company for each category of pre-approved services. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee. In addition, all audit and permissible non-audit services in excess of the pre-approved fee level, whether or not included on the pre-approved list of services, must be separately pre-approved by the Audit Committee. The Audit Committee has delegated authority to its chairman to specifically pre-approve engagements for the performance of audit and permissible non-audit services, provided that the estimated cost for such services shall not exceed $100,000. The chairman must report all pre-approval decisions to the Audit Committee at its next scheduled meeting and provide a description of the terms of the engagement, including (1) the type of services covered by the engagement, (2) the dates the engagement is scheduled to commence and terminate, (3) the estimated fees payable by the Company pursuant to the engagement, (4) other material terms of the engagement, and (5) such other information as the Audit Committee may request.

COMPENSATION DISCUSSION AND ANALYSIS

Our management agreement provides that our Manager is responsible for managing our affairs. Our Chief Executive Officer and each of our other executive officers, each of whom is an employee of Colony Capital and certain of its affiliates, do not receive cash compensation from us for serving as our executive officers. Instead, we pay our Manager the management fees described in “Certain Relationships and Related Transactions—Management Agreement” below. However, under the terms of a secondment agreement between us and Colony Capital, Mr. Tangen, our Chief Financial Officer, is seconded exclusively to us by Colony Capital.

Under the terms of the secondment agreement, we are charged for the expenses incurred by Colony Capital in employing Mr. Tangen, including annual base salary, bonus potential, related withholding taxes and employee benefits. As a result, we are responsible for reimbursing Colony Capital, on a monthly basis, an amount equal to the sum of (a) Mr. Tangen’s base salary for such month and (b) Colony Capital’s cost of providing employee benefits to Mr. Tangen for such month. The term of the secondment agreement was negotiated between us and Colony Capital. Accordingly, except as discussed below with regard to Mr. Tangen’s bonus, all amounts paid to Mr. Tangen by Colony Capital for which we are responsible for reimbursement were negotiated as part of the secondment agreement. Mr. Tangen’s base salary and our obligation to reimburse Colony Capital for Mr. Tangen’s base salary is capped at $29,167 per month, or $350,000 annually. Mr. Tangen also is eligible to receive an annual cash bonus paid by Colony Capital. Pursuant to the secondment agreement, we have agreed to reimburse Colony Capital for the cash bonus paid to him. However, pursuant to the secondment agreement, we are only responsible for reimbursing Colony Capital for the amount of the cash bonus that is approved by our Compensation Committee, in its sole discretion. For the year ended December 31, 2010, we reimbursed Colony Capital pursuant to the secondment agreement for our allocable share of Mr. Tangen’s cash bonus in the amount of $1,000,000. After considering Mr. Tangen’s leadership since our initial public offering in September 2009 and his significant involvement in the operations of the Company and transactions consummated by the Company and reviewing compensation paid to chief financial officers for comparable companies, the Compensation Committee determined that the bonus amount was proper and would be reimbursed to Colony Capital in full.

In addition to base salary and bonus potential, Colony Capital provides Mr. Tangen with certain benefits that are reimbursable by us, including matching contributions to his 401(k) plan, standard employee health benefits, an automobile allowance and country club membership dues; we do not have discretion regarding the amounts that we reimburse for these benefits. In addition to their capacities as officers or personnel of Colony Capital, persons other than our Chief Financial Officer devote such portion of their time to our affairs as is necessary to enable us to operate our business.

To the extent that stockholders approve the 2011 Equity Incentive Plan, the board of directors has determined that it would be in the Company’s best interests to grant equity awards to our Chief Financial Officer and any named executive officers (as applicable), among others, for the reasons and as described below in Proposal 2.

Summary Compensation Table

The following table contains certain summary compensation information for our Chief Financial Officer for the fiscal year ended December 31, 2010:

Name and Principal Position	Year	Salary ($)		Bonus ($)		All Other Compensation ($)		Total ($)
Darren J. Tangen	2010	350,000	(1)	1,000,000	(2)	59,747	(3)	1,409,747
Chief Financial Officer

(1)	Represents the maximum salary reimbursable by the Company under the secondment agreement with Colony Capital.

(2)	Represents the cash bonus paid to Mr. Tangen by Colony Capital for the fiscal year ended December 31, 2010. Upon determination by our Compensation Committee that the amount was proper, we reimbursed Colony Capital for 100% of the bonus amount paid to Mr. Tangen by Colony Capital.
(3)	Includes $46,622 in employee medical and health benefits, $9,000 in automobile related expenses and $4,125 in 401(k) contributions for the year ended December 31, 2010.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

The Compensation Committee of the Board of Directors

John A. Somers (Chairman)
George G. C. Parker
John L. Steffens

The Compensation Committee Report does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee of the Board of Directors are John A. Somers, George G. C. Parker, and John L. Steffens, each of whom is an independent director. None of these directors, nor any of our executive officers, serves as a member of the governing body or compensation committee of any entity that has an executive officer serving as a member of our Board of Directors or our Compensation Committee. Accordingly, during 2010 there were no interlocks with other companies within the meaning of the SEC’s rules.

COMPENSATION OF DIRECTORS

Director Compensation

A member of our Board of Directors who is also an employee of Colony Capital is referred to as an executive director. Executive directors do not receive compensation for serving on our Board. Each non-executive director receives an annual base fee for his or her services of $25,000, payable in quarterly installments in conjunction with quarterly meetings of the Board and an annual award of 1,000 restricted shares of our common stock, which vest in full on the one-year anniversary of the date of grant, subject to the director’s continued service on our Board. In addition, each non-executive director who serves on the Audit, Compensation and Nominating and Corporate Governance Committees receives an annual cash retainer of $10,000, $5,000 and $5,000, respectively, and the chairs of the Audit, Compensation and Nominating and Corporate Governance Committees receive an additional annual cash retainer of $10,000, $5,000 and $5,000, respectively. We also reimburse each of our directors for their travel expenses incurred in connection with their attendance at full Board and committee meetings.

At the closing of our initial public offering on September 29, 2009, we granted 2,000 restricted shares of our common stock to each of our non-executive directors pursuant to our 2009 Non-Executive Director Stock Plan (the “Director Stock Plan”). These awards of restricted stock will vest in two equal annual installments beginning on the one-year anniversary of the date of grant, subject to the director’s continued service on our Board. In addition, during the fiscal year ended December 31, 2010, we granted 1,000 restricted shares of our common stock to each of our non-executive directors pursuant to the Director Stock Plan.

The Director Stock Plan provides for the issuance of restricted or unrestricted shares of our common stock or restricted stock units and other stock-based awards, including dividend equivalent rights. The Director Stock Plan is intended, in part, to implement our program of non-executive director compensation described above. We reserved a total of 100,000 shares of our common stock for issuance under our Director Stock Plan, of which 91,000 remained available for future issuance to our non-executive directors as of December 31, 2010. If any awards under the Director Stock Plan are cancelled, forfeited or otherwise terminated, the shares that were subject to such award will be available for re-issuance under the Director Stock Plan. Shares issued under the Director Stock Plan may be authorized but unissued shares or shares that have been reacquired by us. In the event that the Compensation Committee determines that any dividend or other distribution (whether in the form of cash, common stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Director Stock Plan, then the Compensation Committee will make equitable changes or adjustments to any or all of: (i) the number and kind of shares of stock or other property (including cash) that may thereafter be issued in connection with awards; (ii) the number and kind of shares of stock or other property (including cash) issued or issuable in respect of outstanding awards; (iii) the purchase price relating to any award and (iv) the performance goals, if any, applicable to outstanding awards. In addition, the Compensation Committee may determine that any such equitable adjustment may be accomplished by making a payment to the award holder, in the form of cash or other property (including but not limited to shares of stock). Awards under the Director Stock Plan are intended to either be exempt from, or comply with, Code Section 409A.

Each award of restricted stock or restricted stock units will be subject to such restrictions as will be set forth in the applicable award agreement. Unless otherwise determined by the board, upon a non-executive director’s removal or resignation from our board, the director will forfeit any as yet unvested awards granted under the Director Stock Plan. Upon a change in control of us (as defined under the Director Stock Plan) in which outstanding awards will not be assumed or continued by the surviving entity: (i) all restricted shares and all restricted stock units will vest and the underlying shares will be delivered immediately before the change in control, and (ii) the board of directors may elect, in its sole discretion, to cancel any outstanding awards of restricted stock or restricted stock units and to pay or have paid to the award holder an amount in cash or securities having a value equal to the formula or fixed price per share paid to stockholders in the change in control transaction.

Director Compensation Table

The following table presents information relating to the total compensation of our three non-executive directors for the fiscal year ended December 31, 2010. Thomas J. Barrack, Jr. and Richard B. Saltzman, as executive directors, do not receive any compensation for serving on our Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2)(3) ($)	Total ($)
George G. C. Parker	55,000	19,890	74,890
John A. Somers	50,000	19,890	69,890
John L. Steffens	50,000	19,890	69,890

(1)	The amounts in the “Stock Awards” column reflect the aggregate grant date fair value of the restricted shares of our common stock granted pursuant to the Director Stock Plan.
(2)	The grant date fair value for stock awards granted in fiscal year 2010 was $19.89 per share.
(3)	At December 31, 2010, the aggregate number of outstanding unvested stock awards for each of Messrs. Parker, Somers and Steffens was 2,000, 1,000 of which will vest on September 29, 2011 (the second anniversary of the date of grant, which coincided with the closing of our initial public offering) and 1,000 of which will vest on November 10, 2011.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	—	$0.00	91,000
Equity compensation plans not approved by security holders	—	—	—

Total	—	$0.00	91,000

(1)	Represents the Company’s 2009 Non-Executive Director Stock Plan

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is currently composed of Messrs. Parker (Chairman), Somers, and Steffens. The members of the Audit Committee are appointed by and serve at the discretion of the Board of Directors. The Audit Committee operates under a written charter adopted by our Board of Directors.

One of the principal purposes of the Audit Committee is to assist the Board of Directors in the oversight of the integrity of the Company’s financial statements. The Company’s management team has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2010 with our management.

The Audit Committee also is responsible for assisting the Board of Directors in the oversight of the qualification, independence and performance of the Company’s independent auditors. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and those matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in rule 3200T.

The Audit Committee has received both the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence. In addition, the Audit Committee has considered whether the provision of non-audit services, and the fees charged for such non-audit services, by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP from management and the Company.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited financial statements for 2010 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the SEC.

Respectfully submitted,

The Audit Committee of the Board of Directors

George G. C. Parker (Chairman)
John A. Somers
John L. Steffens

The Report of the Audit Committee does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

PROPOSAL 2: APPROVAL OF 2011 EQUITY INCENTIVE PLAN

This section provides a summary of the terms of the 2011 Equity Incentive Plan and the proposal to approve the plan.

On February 24, 2011, the Company engaged FTI Schonbraun McCann Group (“SMG”), an independent compensation consultant, to review compensation trends and assist in the design and implementation of the 2011 Equity Incentive Plan (the “Equity Incentive Plan”). The Compensation Committee, with the advice and assistance of SMG, acted upon the recommendations provided to the Company and recommended that the Board approve the Equity Incentive Plan. On March 16, 2011, the Board approved the Equity Incentive Plan, subject to approval from our stockholders at this meeting. We are asking our stockholders to approve our 2011 Equity Incentive Plan, as we believe that approval of the plan is essential to our continued success.

The Equity Incentive Plan permits us to provide equity-based compensation to key personnel of the Company and the Manager and affiliates of the Manager (collectively, “Potential Plan Participants”) in the form of stock options, stock appreciation rights, dividend equivalent rights, restricted stock, restricted stock units, performance based awards, unrestricted stock, long-term incentive units (“LTIP Units”) and other awards.

We currently do not have an equity incentive plan in place and, as a result, do not grant equity-based awards. Our Board of Directors believes that the Equity Incentive Plan will provide us with the ability to offer a variety of incentive and compensatory awards designed to advance our interests and long-term success by encouraging stock ownership among Potential Plan Participants. The Equity Incentive Plan is intended to provide these individuals with additional incentives to stimulate their efforts towards the success of the Company and to operate and manage its business in a manner that will provide for the long term growth and profitability of the Company.

The Equity Incentive Plan will become effective if it is approved by stockholders.

2011 Equity Incentive Plan

The following is a summary of the principal features of the Equity Incentive Plan. This summary, however, does not purport to be a complete description of all of the provisions of the Equity Incentive Plan and is qualified in its entirety by the detailed provisions of the Equity Incentive Plan, a copy of which is attached as Annex A to this Proxy Statement. Stockholders should refer to Annex A for a more complete description of the Equity Incentive Plan.

General. The Equity Incentive Plan provides for the grant of options to purchase shares of common stock, share awards (including restricted stock and stock units), stock appreciation rights, performance awards and annual incentive awards dividend, dividend equivalent rights, long-term incentive units, cash and other equity-based awards. We have reserved a total of 1,600,000 shares of common stock for issuance pursuant to the Equity Incentive Plan, subject to certain adjustments set forth in the plan.

The Equity Incentive Plan provides that no participant in the plan will be permitted to acquire, or will have any right to acquire, shares thereunder if such acquisition would be prohibited by the ownership limits contained in our charter or bylaws or would impair our status as a REIT. The Equity Incentive Plan is designed to grant awards that qualify as performance-based compensation for purposes of satisfying the conditions of Section 162(m) of the Internal Revenue Code.

Administration of the Equity Incentive Plan. The Equity Incentive Plan will be administered by our Compensation Committee, and the Compensation Committee will determine all terms of awards under the Equity Incentive Plan. Our Compensation Committee will also determine who will receive awards under the Equity Incentive Plan, the type of award and its terms and conditions and the number of shares of common stock subject to the award, if the award is equity based. The Compensation Committee will also interpret the provisions of the

Equity Incentive Plan. During any period of time in which we do not have a compensation committee, the Equity Incentive Plan will be administered by our board of directors or another committee appointed by the board of directors. References below to the Compensation Committee include a reference to the board of directors or another committee appointed by the board of directors for those periods in which the board of directors or such other committee is acting.

Eligibility. All of our employees (if any), our officers, our Manager and any employees of our Manager and its affiliates are eligible to receive awards under the Equity Incentive Plan. In addition, our non-employee directors and consultants and advisors who perform services for us and our subsidiaries and affiliates may receive awards under the Equity Incentive Plan. Incentive stock options, however, are only available to our employees, if any. Each member of our compensation committee that administers the Equity Incentive Plan will be a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act.

Share Authorization. The number of shares of common stock that may be issued under the Equity Incentive Plan, consisting of authorized but unissued shares, is equal to 1,600,000. In connection with stock splits, dividends, recapitalizations and certain other events, our board of directors will make proportionate adjustments that it deems appropriate in the aggregate number of shares of common stock that may be issued under the Equity Incentive Plan and the terms of outstanding awards. If any awards terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised or paid or if any awards are forfeited or expire or otherwise terminate without the delivery of any shares of common stock, the shares subject to such awards will again be available for purposes of the Equity Incentive Plan.

Share Usage. Shares of common stock that are subject to awards will be counted against the Equity Incentive Plan share limit as one share for every one share subject to the award. The number of shares subject to any stock appreciation rights awarded under the Equity Incentive Plan will be counted against the aggregate number of shares available for issuance under the Equity Incentive Plan regardless of the number of shares actually issued to settle the stock appreciation right upon exercise.

No Repricing. Except in connection with certain corporate transactions, no amendment or modification may be made to an outstanding stock option or stock appreciation right, including by replacement with or substitution of another award type, that would be treated as a repricing under applicable stock exchange rules or would replace stock options or stock appreciation rights with cash, in each case without the approval of the stockholders (although appropriate adjustments may be made to outstanding stock options and stock appreciation rights to achieve compliance with applicable law, including the Internal Revenue Code).

Options. The Equity Incentive Plan authorizes our compensation committee to grant incentive stock options (under Section 422 of the Internal Revenue Code) and options that do not qualify as incentive stock options. The exercise price of each option will be determined by the compensation committee, provided that the price cannot be less than 100% of the fair market value of shares of our common stock on the date on which the option is granted. If we were to grant incentive stock options to any 10% stockholder, the exercise price may not be less than 110% of the fair market value of our shares of common stock on the date of grant.

The term of an option cannot exceed 10 years from the date of grant. If we were to grant incentive stock options to any 10% stockholder, the term cannot exceed five years from the date of grant. The compensation committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The vesting and exercisability of options may be accelerated by the compensation committee. The exercise price of an option may not be amended or modified after the grant of the option, and an option may not be surrendered in consideration of or exchanged for or substituted for a grant of a new option having an exercise price below that of the option which was surrendered or exchanged or substituted for without stockholder approval.

The exercise price for any option or the purchase price for restricted stock is generally payable (i) in cash or cash equivalents, (ii) to the extent the award agreement provides, by the surrender of shares of common stock (or attestation of ownership of such shares) with an aggregate fair market value on the date on which the option is exercised, of the exercise price, (iii) to the extent the award agreement provides, by payment through a broker in accordance with procedures set forth by the Company or (iv) to the extent the award agreement provides and/or unless otherwise specified in an award agreement, any other form permissible by applicable laws, including net exercise and service to the Company, our Manager, or an affiliate of the Company or our Manager.

Other Awards. The Compensation Committee may also award:

•	restricted stock, which are shares of Common Stock subject to restrictions;

•	stock units, which are Common Stock units subject to restrictions;

•	dividend equivalent rights, which are rights entitling the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of Common Stock;

•

stock appreciation rights, which are a right to receive a number of shares or, in the discretion of the Compensation Committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the Compensation Committee;

•

performance and annual incentive awards, ultimately payable in Common Stock or cash, as determined by the Compensation Committee. The Compensation Committee may grant multi-year and annual incentive awards subject to achievement of specified goals tied to business criteria. The Compensation Committee may specify the amount of the incentive award as a percentage of these business criteria, a percentage in excess of a threshold amount or as another amount which need not bear a strictly mathematical relationship to these business criteria. The Compensation Committee may modify, amend or adjust the terms of each award and performance goal. Awards to individuals who are covered under Section 162(m) of the Internal Revenue Code will comply with the requirement that payments to such employees qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code to the extent that the Compensation Committee so designates. Such employees include our Chief Executive Officer and the three highest compensated executive officers (other than our Chief Financial Officer) determined at the end of each year (the “covered employees”);

•	cash;

•

LTIP Units, which are profits interests in the Company’s operating partnership (if, and to the extent that, the Company in the future has an operating partnership through which it owns substantially all of its assets); and

•	other equity-based awards.

Because the LTIP Units are structured as profits interests, the grant, vesting or conversion of such units are not expected to produce a tax deduction for the Company. Each LTIP Unit awarded will be deemed to be equivalent to an award of one share of the Company’s Common Stock reserved under the equity incentive plan and will reduce the amount of shares of Common Stock available for other equity awards on a one-for-one basis. LTIP Units, whether vested or not, will receive the same quarterly per unit distributions as common units of limited partnership interest (“OP Units”) in the Company’s operating partnership (if any), which will equal per share dividends on the Company’s Common Stock. Initially, LTIP Units will not have full parity with other OP Units with respect to liquidating distributions. Upon the occurrence of specified events, LTIP Units may over time achieve full parity with other OP Units for all purposes, and therefore accrete to an economic value for participants equivalent to the Company’s Common Stock on a one-for-one basis. If such parity is reached, vested LTIP Units may be converted into an equal number of OP Units at any time, and thereafter enjoy all the rights of OP Units. However, there are circumstances under which the LTIP Units will not achieve full parity with OP Units. Until and unless such parity is reached, the value that a participant will realize for a given number of vested LTIP Units will be less than the value of an equal number of shares of the Company’s Common Stock.

Recoupment. Award agreements for awards granted pursuant to the Equity Incentive Plan may be subject to mandatory repayment by the recipient to the Company of any gain realized by the recipient to the extent the recipient is in violation of or in conflict with certain agreements with the Company (including but not limited to an employment or non-competition agreement) or upon termination for Cause as defined in the Equity Incentive Plan, applicable award agreement, or any other agreement between the Company, our Manager, or an affiliate of either and the recipient. Reimbursement or forfeiture also applies if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws or if an award was earned or vested based on achievement of pre-established performance goals that are later determined, as a result of the accounting restatement, not to have been achieved.

Change in Control. If we experience a change in control in which outstanding options, stock appreciation rights, and stock awards that are not exercised prior to the change in control will not be assumed or continued by the surviving entity: (i) except for performance awards, all restricted stock and LTIP Units will vest, and all stock units and dividend equivalent rights will vest and the underlying shares will be delivered immediately before the change in control, and (ii) at the Board of Directors’ discretion either all options and stock appreciation rights will become exercisable 15 days before the change in control and terminate upon the consummation of the change in control, or all options, stock appreciation rights, restricted stock, and stock units will be cashed out or redeemed for securities of equivalent value before the change in control. In the case of performance awards denominated in stock, stock units or LTIP Units, if more than half of the performance period has lapsed, the performance award will be converted into restricted stock or stock units based on actual performance to date. If less than half of the performance period has lapsed, or if actual performance is not determinable, the performance award will be converted into restricted stock or stock units assuming target performance has been achieved. Other equity-based awards will be governed by the terms of the applicable award agreement.

In summary, a change in control under the Equity Incentive Plan occurs if:

•

a person, entity or affiliated group (with certain exceptions) acquires, in a transaction or series of transactions, more than 50% of (a) the total combined voting power of our outstanding securities or (b) the then outstanding shares of our common stock;

•

we experience a reorganization, merger, consolidation or sale or other disposition of all or substantially all of our assets, unless (i) the holders of our voting shares immediately prior to the merger have at least 50% of the then outstanding shares of our common stock and the combined voting power of the securities in the surviving entity or its parent in substantially the same proportions as before the transaction, (ii) no person owns 35% or more of the shares of the surviving entity unless such ownership existed before the transaction, and (iii) at least a majority of the members of the board of the surviving entity were members of the incumbent board when the transaction was approved;

•	we are liquidated or dissolved; or

•

individuals who, when the plan is adopted, constitute our board of directors cease for any reason to constitute a majority of our board of directors, treating any individual whose election or nomination was approved by a majority of the incumbent directors as an incumbent director for this purpose.

Adjustments for Stock Dividends and Similar Events. The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the Equity Incentive Plan, including the individual limitations on awards, to reflect stock splits and other similar events.

Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits publicly-held companies such as the Company to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, performance-based compensation is excluded from this limitation. The Equity Incentive Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

To qualify as performance-based:

(i)     the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

(ii)     the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

(iii)     the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the corporation before payment is made in a separate vote; and

(iv)     the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

In the case of compensation attributable to stock options, the performance goal requirement (summarized in (i) above) is deemed satisfied, and the certification requirement (summarized in (iv) above) is inapplicable, if the grant or award is made by the compensation committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant.

Under the Equity Incentive Plan, one or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries (except with respect to the total stockholder return and earnings per share criteria), are used exclusively by the Compensation Committee in establishing performance goals:

(a)	net earnings or net income;

(b)	operating earnings or Core Earnings (as defined below);

(c)	pretax earnings;

(d)	earnings per share of stock;

(e)	stock price, including growth measures and total stockholder return;

(f)	earnings before interest and taxes;

(g)	earnings before interest, taxes, depreciation and/or amortization;

(h)	return measures, including return on assets, capital, investment, equity, sales or revenue;

(i)	cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment;

(j)	expense targets;

(k)	market share;

(l)	financial ratios as provided in credit agreements of the Company and its subsidiaries;

(m)	working capital targets;

(n)	completion of acquisitions of assets;

(o)	completion of asset sales;

(p)	revenues under management;

(q)	funds from operations;

(r)	distributions to stockholders; and

(s)	any combination of any of the foregoing business criteria.

Business criteria may be measured on a GAAP or non-GAAP basis.

Core Earnings is a non-GAAP financial measure and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, the costs incurred in connection with our formation and our initial public offering, including the initial and additional underwriting discounts and commissions, the incentive fee, real estate depreciation and amortization (to the extent that we foreclose on any properties underlying our target assets) and any unrealized gains or losses from mark-to-market valuation changes (other than permanent impairment) that are included in net income. The amount will be adjusted to exclude (i) one-time events pursuant to changes in GAAP and (ii) non-cash items which in the judgment of management should not be included in Core Earnings, which adjustments in clauses (i) and (ii) shall only be excluded after discussions between our Manager and our independent directors and after approval by a majority of our independent directors.

Under the Internal Revenue Code, a director is an “outside director” of the Company if he or she is not a current employee of the Company; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of the Company; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest), remuneration from the Company in any capacity other than as a director.

The maximum number of shares of Common Stock subject to options or stock appreciation rights that can be awarded under the Equity Incentive Plan to any person is 750,000 per year. The maximum number of shares of Common Stock that can be awarded under the Equity Incentive Plan to any person, other than pursuant to an option or stock appreciation right, is 750,000 per year.

Amendment; Termination. Our board of directors may amend or terminate the Equity Incentive Plan at any time; provided that no amendment may adversely impair the benefits of participants with outstanding awards. Our stockholders must approve any amendment if such approval is required under applicable law or stock exchange requirements. Our stockholders also must approve any amendment that changes the no-repricing provisions of the plan. Unless terminated sooner by our board of directors or extended with stockholder approval, the Equity Incentive Plan will terminate on the tenth anniversary of the adoption of the plan.

Federal Income Tax Consequences

Incentive Stock Options. The grant of an option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our Common Stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of Common Stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the Common Stock in an amount generally equal to the excess of the fair market value of the Common Stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

Non-Qualified Options. The grant of an option will not be a taxable event for the grantee or the Company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of Common Stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of Common Stock will be the fair market value of the shares of Common Stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

In the event a grantee transfers a non-qualified stock option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at this time.

Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of Common Stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the Common Stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the Common Stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the Common Stock is subject to restrictions will be subject to withholding taxes. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Units. There are no immediate tax consequences of receiving an award of stock units under the Equity Incentive Plan. A grantee who is awarded stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Dividend Equivalent Rights. Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of stock appreciation rights under the Equity Incentive Plan. Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

LTIP Units. There are no tax consequences of receiving an award of LTIP Units under the plan at the date of grant or, if not vested at the date of grant, on vesting. Taxable income of the operating partnership allocable to the LTIP Units prior to vesting is taxed as compensation income subject to withholding taxes unless the grantee has made a timely Section 83(b) election.

Performance and Annual Incentive Awards. The award of a performance or annual incentive award will have no federal income tax consequences for us or for the grantee. The payment of the award is taxable to a grantee as ordinary income. If we comply with applicable reporting requirements, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income (and for our covered employees as defined under Section 162(m) of the Internal Revenue Code, to the extent that such compensation does not exceed $1million for such employees).

Registration with the SEC

If the Equity Incentive Plan is approved by stockholders, we intend to file a Registration Statement on Form S-8 relating to the issuance of shares of our common stock under the Equity Incentive Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as is practicable after such approval of the Equity Incentive Plan by stockholders.

Vote Required and Recommendation

The affirmative vote of a majority of the votes cast is required for approval of the 2011 Equity Incentive Plan, provided that the total votes cast on the proposal represents over 50% in interest of all shares of our common stock entitled to vote on the proposal. For purposes of the vote on this proposal, abstentions and broker non-votes will have the same effect as votes against the proposal unless holders of more than 50% of all shares of our common stock entitled to vote on the proposal cast votes, in which event abstentions and broker non-votes will not have any effect on the result of the vote. Abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2011 EQUITY INCENTIVE PLAN.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our stockholders an opportunity to indicate whether they support the compensation of our Chief Financial Officer, as described in this proxy statement. This advisory vote, commonly referred to as “say on pay,” is not intended to address any specific item of compensation, but instead relates to the Compensation Discussion and Analysis, the tabular disclosures regarding our Chief Financial Officer’s compensation (as set forth above), and the narrative disclosure accompanying the tabular presentation. We believe these disclosures allow you to view the trends in our executive compensation program and the application of our compensation philosophies for the year presented.

As discussed in the Compensation Discussion and Analysis beginning on page 16 of this proxy statement, our Chief Executive Officer and each of our other executive officers, each of whom is an employee of Colony Capital and certain of its affiliates, do not receive cash compensation from us for serving as our executive officers. However, under the terms of a secondment agreement between us and Colony Capital, Mr. Tangen, our Chief Financial Officer, is seconded exclusively to us by Colony Capital. Under the terms of the secondment agreement, we are charged for the expenses incurred by Colony Capital in employing Mr. Tangen, including annual base salary, bonus potential, related taxes and employee benefits. Pursuant to the secondment agreement, we have agreed to reimburse Colony Capital for the cash bonus paid to him. However, pursuant to the secondment agreement, we are only responsible for reimbursing Colony Capital for the amount of the cash bonus that is approved by our Compensation Committee, in its sole discretion. After considering Mr. Tangen’s leadership since our initial public offering in September 2009 and his significant involvement in the operations of the Company and transactions consummated by the Company and reviewing compensation paid to chief financial officers for comparable companies, the Compensation Committee determined that the bonus amount was proper and would be reimbursed to Colony Capital in full.

Accordingly, the Board of Directors unanimously recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s Chief Financial Officer, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED on an advisory basis.”

Although this vote is advisory and is not binding on the Company, the Compensation Committee values the opinions of our stockholders. To the extent that there is any significant vote against the compensation of our Chief Financial Officer, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Vote Required and Recommendation

Stockholders may also abstain from voting on this advisory proposal. The affirmative vote of a majority of the votes cast is required for approval of the advisory resolution above. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY APPROVAL OF THE RESOLUTION APPROVING THE COMPENSATION OF THE COMPANY’S CHIEF FINANCIAL OFFICER.

PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF THE VOTE ON EXECUTIVE COMPENSATION

We are seeking an advisory vote on the frequency with which say-on-pay votes, similar to Proposal 3 in this proxy statement, should be held in the future. This advisory vote is commonly referred to as “say on frequency.” Stockholders may vote to indicate their preference for conducting a say-on-pay vote:

•	Every year;

•	Every two years;

•	Every three years; or

•	Abstain from voting on this proposal.

The Board of Directors has determined that holding a say-on-pay vote every three years is the most appropriate alternative for the Company. In recommending a triennial advisory vote on executive compensation, the Board considered that a triennial vote will allow our stockholders to provide us with timely feedback on our compensation policies and practices as disclosed in the proxy statement every three years, which will allow us to take action, if appropriate, on a real-time basis. Additionally, a triennial say-on-pay vote is consistent with our general policy of seeking regular input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation policies and practices.

Because this proposal is advisory, it will not be binding on the company, and the Board of Directors may determine to hold an advisory vote on executive compensation more or less frequently than the option selected by our stockholders. However, the Board of Directors values our stockholders’ opinions, and the Board will consider the outcome of the vote when determining the frequency of future advisory votes on executive compensation.

Vote Required and Recommendation

The affirmative vote of a majority of the votes cast is required for approval, on an advisory basis, of the frequency of holding the say on pay vote in the future. Since stockholders have several voting choices, it is possible that no single choice will receive a majority of the votes cast. The option receiving a plurality of the votes cast on the proposal will be deemed the preferred option of stockholders. While the Board is making a recommendation with respect to this proposal, stockholders are being asked to vote on the choices specified above, and not whether they agree or disagree with the Board’s recommendation. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU SELECT EVERY “THREE YEARS” ON THE ADVISORY PROPOSAL RECOMMENDING THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the record date, March 14, 2011, regarding the beneficial ownership of each class of our capital stock by:

•	each of our directors and director nominees;

•	each of our executive officers;

•	each holder of 5% or more of each class of our capital stock; and

•	all of our directors, director nominees and executive officers as a group.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or dispositive power with respect to such security. In accordance with SEC rules, each listed person’s beneficial ownership includes:

•	all shares the investor actually owns beneficially or of record;

•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•

all shares the investor has the right to acquire within 60 days (such as shares of restricted common stock that are currently vested or which are scheduled to vest within 60 days, the exercise of any option, warrant or right, or the power to revoke a trust, discretionary account or similar arrangement).

Unless otherwise indicated, the address of each named person is c/o Colony Financial, Inc., 2450 Broadway, 6th Floor, Santa Monica, California 90404. The percentages below are based on 17,384,000 shares outstanding as of March 14, 2011. No shares beneficially owned by any executive officer, director or director nominee have been pledged as security.

Beneficial Owner	Shares Owned		Percentage of Class
Executive Officers and Directors
Thomas J. Barrack, Jr.	69,075	(1)	*
Richard B. Saltzman	46,050		*
Ronald M. Sanders	7,500		*
Darren J. Tangen	10,000		*
Kevin P. Traenkle	17,500		*
George G. C. Parker	3,000	(2)	*
John A. Somers	5,500	(2)	*
John L. Steffens	8,000	(2)	*
All directors, director nominees and executive officers as a group (8 persons)	166,625		*
Greater than Five Percent Beneficial Owners
Luxor Capital Group, LP(3)	2,049,031		11.79%
Royce & Associates, LLC(4)	1,906,349		10.97%
Franklin Resources, Inc.(5)	1,250,000		7.19%
Capital Research Global Investors(6)	1,240,000		7.13%
Marsico Capital Management, LLC(7)	1,020,559		5.87%
Robeco Investment Management, Inc.(8)	892,921		5.14%

*	Represents less than 1.0% of the common stock outstanding as of March 14, 2011.
(1)	Represents shares held in a family trust of which Mr. Barrack is trustee.
(2)	Includes 2,000 shares of restricted common stock granted at the closing of our initial public offering on September 29, 2009 and 1,000 shares of restricted common stock granted on November 10, 2010.

(3)	Based on information provided in a Schedule 13G filed on December 30, 2010, the securities reported are beneficially owned by several funds and other separately managed accounts for which Luxor Capital Group, LP acts as investment manager. Christian Leone is the managing member of Luxor Management, LLC, which is the general partner of Luxor Capital Group, LP. Mr. Leone also is the managing member of LCG Holdings, LLC, which is the general partner of several of the funds reporting beneficial ownership of shares of our common stock. As a result, Luxor Capital Group, LP, Luxor Management, LLC and Mr. Leone may each be deemed to have voting and dispositive power with respect to the shares of our common stock held by the funds and separately managed accounts for which Luxor Capital Group, LP acts as investment manager. In addition, LCG Holdings, LLC may be deemed to have voting and dispositive power with respect to the shares of common stock held by the funds for which it is the general partner. The business address the Luxor Capital Group, LP, Luxor Management, LLC and Mr. Leone is 1114 Avenue of the Americas, 29th Floor, New York, New York 10036.
(4)	Based on information provided in a Schedule 13G/A filed on January 12, 2011, various accounts managed by Royce & Associates, LLC have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of shares of our common stock. One such account, Royce Total Return Fund, an investment company registered under the Investment Company Act of 1940 and managed by Royce & Associates, LLC, owned 1,432,749 shares of our common stock as of the date of the report. The address of Royce & Associates, LLC is 745 Fifth Avenue, New York, NY 10151.
(5)	Based on information provided in a Schedule 13G filed on February 9, 2010, the securities reported are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of Franklin Resources, Inc. Because investment management contracts grant all investment and/or voting power over the securities owned by those investment management clients, the subsidiaries are deemed to be the beneficial owners of the securities. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding common stock, and are the principal stockholders, of Franklin Resources, Inc. Under SEC rules and regulations, Franklin Resources, Inc. and its principal stockholders may be deemed to be beneficial owners of securities held by persons and entities for whom or for which Franklin Resources, Inc. subsidiaries provide investment management services. The address of Franklin Resources, Inc. is One Franklin Parkway, San Mateo, CA 94403-1906.
(6)	Based on information provided in a Schedule 13G/A filed on February 9, 2011, Capital Research Global Investors has sole voting power and sole dispositive power with respect to 1,240,000 shares of our common stock. The address of Capital Research Global Investors is 333 South Hope Street, Los Angeles, California 90071.
(7)	Based on information provided in a Schedule 13G/A filed on February 11, 2011, Marsico Capital Management, LLC has sole voting power with respect to 998,562 shares of our common stock and sole dispositive power with respect to 1,020,559 shares of our common stock. The address of Marsico Capital Management, LLC is 1200 17th Street, Suite 1600, Denver, Colorado 80202.
(8)	Based on the information provided in a Schedule 13G/A filed on February 14, 2011, Robeco Investment Management, Inc. has sole voting power with respect to 563,276 shares of our common stock, shared voting power with respect to 18,940 shares of our common stock, and sole power to dispose or to direct the disposition of 892,921 shares of our common stock. Robeco Investment Management, Inc. held, as of December 31, 2010, 892,921 shares of our common stock for the discretionary account of certain clients and may be deemed to be a beneficial owner of such common stock under SEC rules and regulations. The address of Robeco Investment Management, Inc. is 909 Third Ave., New York, NY 10022.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Agreement

At the closing of our initial public offering on September 29, 2009, we entered into a management agreement with Colony Financial Manager, LLC, our Manager, pursuant to which our Manager provides the day-to-day management of our operations. The management agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our Board of Directors. The initial term of the management agreement expires on September 29, 2012, and will be renewed for one-year terms thereafter unless terminated by either us or our Manager. Our Manager is entitled to receive a termination fee from us under certain circumstances.

Pursuant to the terms of the management agreement, our Manager is entitled to receive from us a base management fee and, if earned, an incentive fee. Each quarterly installment of the incentive fee will be payable in shares of our common stock so long as the ownership of such additional number of shares of our common stock by our Manager would not result in a violation of the ownership limits set forth in our charter, after giving effect to any waiver from such limit that our board of directors may grant in the future. We are also obligated to reimburse certain costs incurred by our Manager on our behalf, including our Manager’s payment to the underwriters of $0.40 per share for each share sold in our initial public offering, representing a portion of the initial public offering underwriting discounts and commissions. For the fiscal year ended December 31, 2010, we incurred base management fees of approximately $3.5 million and reimbursed our Manager approximately $633,000 for expenses and investment-related costs. No incentive fee was incurred for such period. The management agreement was amended in August 2010 to clarify the definition of Core Earnings used in the management agreement to calculate the incentive fee, if any, that may be earned by our Manager.

Each of our officers is also an employee of Colony Capital and certain of its affiliates. As a result, the management agreement between us and our Manager was negotiated between related parties, and the terms, including fees and other amounts payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

Our management agreement is intended to provide us with access to our Manager’s pipeline of investment opportunities and its personnel and experience in capital markets, credit analysis, debt structuring and risk and asset management, as well as assistance with corporate operations, legal and compliance functions and governance. All of our officers are also employees or principals of Colony Capital and certain of its affiliates. However, Mr. Tangen, our Chief Financial Officer, is seconded exclusively to us pursuant to a secondment agreement with Colony Capital.

Indemnification Agreements

We have entered into indemnification agreements with each of our executive officers and directors that obligate us to indemnify them to the maximum extent permitted by Maryland law. The form of indemnification agreement provides that:

•

if a director or executive officer is a party or is threatened to be made a party to any proceeding by reason of such director’s or executive officer’s status as our director, officer or employee, we must indemnify such director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, unless it has been established that;

•	the act or omission of the director or executive officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or executive officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal action or proceeding, the director or executive officer had reasonable cause to believe that his or her conduct was unlawful;

provided, however, that we will (i) have no obligation to indemnify such director or executive officer for a proceeding by or in the right of our company, for expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, if it has been adjudged that such director or executive officer is liable to us with respect to such proceeding and (ii) have no obligation to indemnify or advance expenses of such director or executive officer for a proceeding brought by such director or executive officer against the corporation, except for a proceeding brought to enforce indemnification under Section 2-418 of the MGCL or as otherwise provided by our charter or bylaws, a resolution of the board of directors or an agreement approved by the board of directors.

Investment Advisory Agreement

Our Manager entered into an investment advisory agreement with Colony Capital effective upon the closing of our initial public offering. Pursuant to this agreement, our Manager has access to, among other things, Colony Capital’s portfolio management, asset valuation, risk management and asset management services as well as administration services addressing legal, compliance, investor relations and information technologies necessary for the performance of our Manager’s duties in exchange for a fee representing the Manager’s allocable cost for these services. The fee paid by our Manager pursuant to this agreement shall not constitute a reimbursable expense under the management agreement.

“Colony” License Agreement

Concurrently with the completion of our initial public offering, we entered into a license agreement pursuant to which we have a non-exclusive, royalty-free license to use the name and trademark “Colony.” Under this agreement, we have a right to use this name and trademark for so long as Colony Financial Manager, LLC serves as our Manager pursuant to the management agreement. This license and trademark will terminate concurrently with any termination of the management agreement.

First Republic Bank

On June 30, 2010, ColFin FRB Investor, LLC (“FRB Investor”), a joint venture between us and investment funds managed by affiliates of Colony Capital completed its previously announced acquisition of a 21.8% interest in First Republic Bank from Merrill Lynch Bank & Trust Company, a subsidiary of Bank of America Corporation. The remaining 78.2% interest in First Republic Bank was acquired by a group of third-party investors.

First Republic Bank is a California-chartered commercial bank and trust company headquartered in San Francisco with deposits insured by the Federal Deposit Insurance Corporation. On December 14, 2010, First Republic Bank closed the initial public offering of 12,650,000 million shares of its common stock (including 1,650,000 shares sold in connection with the exercise of the underwriters’ overallotment option). As part of First Republic Bank’s initial public offering, FRB Investor sold approximately 7% of its shares of common stock in First Republic Bank, which resulted in aggregate cash proceeds to us (before expenses) of approximately $2.75 million. The initial public offering price of First Republic Bank’s shares was determined through negotiations among First Republic Bank, the selling shareholders (including FRB Investor) and representatives of the underwriters. After giving effect to the disposition of shares as part of First Republic Bank’s initial public offering, we own an approximate 1.2% indirect interest in First Republic Bank.

Members of our management team, through their ownership of interests in funds managed by affiliates of Colony Capital, own indirect interests in FRB Investor and, as a result, own indirect interests in First Republic Bank. In addition, Mr. Barrack, our Executive Chairman, and Mr. Parker, a director and the chairman of our Audit Committee, both serve as directors of First Republic Bank.

2010 Private Placement

On December 20, 2010, we sold 2,750,000 shares of our common stock, par value $0.01 per share, at a price per share of $20.25, to certain institutional investors (the “Investors”), including several funds and separately managed accounts for which Luxor Capital Group, LP (collectively, “Luxor”) acts as investment manager, in a private placement (“2010 Private Placement”), resulting in gross proceeds of $55.7 million. As of December 30, 2010, Luxor beneficially owned approximately 11.8% of our outstanding shares of common stock.

The Investors have a right to participate in future offerings of our common stock or common stock equivalents within one year of the closing of the 2010 Private Placement. The participation right allows the Investors to maintain their percentage ownership interest in the Company calculated immediately prior to such future offering (subject to certain limitations). In addition, if any future offering during the one-year period after the closing of the 2010 Private Placement is for a per share price less than the adjusted purchase price (which will be adjusted from time to time as a result of, among other things, special dividends, stock splits and other similar events), we will issue additional shares or make a cash payment, at our election, to the Investors to reduce the aggregate purchase price of the 2010 Private Placement to the subsequent offering price (“Anti-Dilution Purchase Price Adjustment”).

In connection with the 2010 Private Placement, we also have agreed to use our reasonable best efforts to file a resale registration statement covering the shares of common stock sold to the Investors within 90 days of the closing of the transaction. If the shares have not been registered within 270 days of the closing, the Investors will receive a downward adjustment (“Registration Statement Purchase Price Adjustment”) to the purchase price paid in an amount that, when combined with any previous Anti-Dilution Purchase Price Adjustments, is equal to 5% of the purchase price paid by the Investors in the 2010 Private Placement. The Registration Statement Purchase Price Adjustment is payable in cash or common stock at our election.

Shares issued or cash paid in conjunction with the Anti-Dilution Purchase Price Adjustment and Registration Statement Purchase Price Adjustment are subject to certain limits. In particular, our obligation to issue additional shares of our common stock in conjunction with the Anti-Dilution Purchase Price Adjustment and the Registration Statement Purchase Price Adjustment is limited to the maximum number of shares of our common stock that can be issued without requiring us to obtain stockholder approval under the rules and regulations of the New York Stock Exchange.

Related Party Transaction Policies

Certain current or future private investment funds or other investment vehicles managed by Colony Capital or its affiliates (collectively, “Co-Investment Funds”) may have the right to co-invest with us in our target assets, subject to us and each Co-Investment Fund having capital available for investment and the determination by our Manager and the general partner of each Co-Investment Fund (which is or will be an affiliate of Colony Capital) that the proposed investment is suitable for us and such Co-Investment Fund, respectively.

To address certain potential conflicts arising from our relationship with Colony Capital or its affiliates, pursuant to an investment allocation agreement among our Manager, Colony Capital and us, our Manager and Colony Capital have agreed that, for so long as the management agreement is in effect, neither they nor any of their affiliates will sponsor or manage (i) any additional publicly traded investment vehicle that will primarily acquire or originate assets secured by U.S. collateral that are substantially similar to our target assets or (ii) any publicly traded investment vehicle that will primarily acquire or originate assets secured by non-U.S. collateral that are substantially similar to our target assets or any private investment vehicle that will primarily acquire or originate assets that are substantially similar to our target assets without providing us with the right (but not the obligation) to contribute, subject to our investment guidelines, our availability of capital and maintaining our qualification as a REIT for U.S. federal income tax purposes and our exemption from registration under the 1940 Act, at least one-half of the capital to be funded by such investment vehicles in assets secured by U.S. collateral (or at least one-third for assets secured by non-U.S. collateral) that are substantially similar to our target assets, subject to change if agreed upon by a majority of our independent directors. To date, with respect to certain of our co-investments, we have contributed less than our full entitlement in order to maintain our qualification as a REIT, our exemption from registration under the 1940 Act and/or diversification of our assets. All such co-investments where we contributed less than our full entitlement were approved by our independent directors. To the extent that we do not have sufficient capital to contribute our full entitlement of the capital required for any such proposed investment by such investment vehicles, the allocation agreement provides for a fair and equitable allocation of investment opportunities among all such vehicles and us, in each case, taking into account the suitability of each investment opportunity for the particular vehicle and us and each such vehicle’s and our availability of capital for investment. This allocation agreement also will apply to any existing Co-Investment Funds. Our board of directors will re-evaluate the allocation agreement from time to time.

Pursuant to the investment allocation agreement, with respect to public or private investment vehicles sponsored or managed by Colony Capital or its affiliates that do not primarily acquire or originate assets that are substantially similar to our target assets, our Manager and Colony Capital have agreed, for so long as the management agreement is in effect, to a fair and equitable allocation of investment opportunities in assets that are substantially similar to our target assets among all such vehicles and us, in each case taking into account the suitability of each investment opportunity for the particular vehicle and us, each such vehicle’s and our availability of capital for investment and the sourcing of such investment.

In addition, to avoid any actual or perceived conflicts of interest with Colony Capital and its affiliates, other than in connection with co-investments in accordance with our investment allocation agreement, prior to an acquisition of any security structured or issued by an entity managed by Colony Capital or its affiliates or the purchase or sale of any asset from or to an entity managed by Colony Capital or its affiliates, such transaction must be approved by a majority of our independent directors.

We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from engaging for their own account in business activities of the types conducted by us. As a result, certain of our executive officers and directors who are also employees of Colony Capital may also invest from time to time in certain of our investments in which we co-invest with funds managed by Colony Capital. Our code of business conduct and ethics contains a conflicts of interest policy that prohibits our directors, officers and personnel, as well as employees of our Manager and its affiliates who provide services to us, from engaging in any transaction that involves an actual conflict of interest with us. Notwithstanding the prohibitions in our code of business conduct and ethics, after considering the relevant facts and circumstances of any actual conflict of interest, the Nominating and Corporate Governance Committee may, on a case-by-case basis and in their sole discretion, waive such conflict of interest.

Since January 1, 2010, we had entered into agreements or consummated transactions representing net investments or commitments to invest approximately $114.4 million. We entered into the following investments with the Co-Investment Funds:

•

Funded a $37.5 million junior mezzanine loan, alongside additional fundings from another investment fund managed by an affiliate of our Manager, in connection with the recapitalization of Extended Stay Hotels Inc. (“Extended Stay”), a hotel chain owning approximately 664 hotels and 73,000 rooms across the United States and in Canada under the brands Extended Stay Deluxe®, Extended Stay America®, Homestead Studio Suites®, Crossland® Economy Studios, and Studio Plus Deluxe Studios®. The $37.5 million junior mezzanine loan was part of a new $2.7 billion financing package provided to Extended Stay, which consisted of $700 million of senior and junior mezzanine debt and $2.0 billion of mortgage debt. We have a 66.7% economic interest in this investment.

•

Consummated a structured transaction with the FDIC in which we and such Co-Investment Funds acquired a 40% managing-member interest in a newly formed limited liability company created to hold the acquired loans, with the FDIC retaining the remaining 60% equity interest. The portfolio of loans included approximately 1,200 loans (of which approximately 29% were performing and approximately

71% were non-performing by initial allocated purchase price and which collectively had a weighted-average seasoning of 39 months at acquisition) with an aggregate unpaid principal balance of approximately $1.02 billion. Our pro rata share of the managing-member interest is 33.3%, or approximately $30.2 million, exclusive of our pro rata share of the required working capital and transaction costs. In addition, we and the investment funds managed by affiliates of our Manager committed to contribute up to an additional $5.0 million to the extent it is required, in order to support a guaranty issued by our subsidiary. Our share of this additional commitment is up to $1.7 million.

•

Acquired a $66.0 million pari-passu participation interest in a performing first mortgage on a Class A office building in midtown Manhattan with an aggregate unpaid principal balance of $1.2 billion from a real estate investment firm. The purchase price for the pari-passu first mortgage interest was approximately $44.9 million, excluding transaction costs. Our pro rata share of the purchase price was approximately $15 million (exclusive of our pro rata share of transaction costs), which represents a 33.3% ownership interest.

•

Acquired a performing senior mezzanine loan in a $327 million multi-tier financing secured by equity interests in a special purpose vehicle that indirectly owns a portfolio of 103 limited service hotels (6,623 keys) with an unpaid principal balance of $39.0 million, a maturity date of August 2011 and a floating interest rate of 2.75% over the 30-day London Interbank Offered Rate (“LIBOR”). The purchase price for the loan was approximately $32 million, excluding transaction costs. Our pro rata share of the purchase price was approximately $10.7 million (exclusive of our pro rata share of transaction costs), which represents a 33.3% ownership interest.

•

Consummated our second structured transaction with the FDIC in which we and such Co-Investment Funds acquired a 40% managing member equity interest in a newly formed limited liability company (the “Barclays FDIC Venture”) created to hold the acquired loans, with the FDIC retaining the remaining 60% equity interest. This portfolio of loans, which we refer to as the Barclays FDIC Portfolio, included 1,660 loans (of which approximately 66% were performing and approximately 34% were non-performing by initial allocated purchase price) with an aggregate unpaid principal balance of approximately $1.85 billion, consisting of substantially all first mortgage recourse commercial real estate loans. Our pro rata share of the managing member interest is 4.5%, or approximately $9.8 million, exclusive of our pro rata share of the required working capital and transaction costs. In addition, we and the investment funds managed by affiliates of our Manager committed to contribute up to an additional $7.5 million to the extent it is required, in order to support a guaranty issued by our subsidiary. Our share of this additional commitment, based upon our ownership interest in the managing member of the Barclays FDIC Venture, is approximately $0.3 million.

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Originated a five-year $30.4 million recourse loan to a world-renowned celebrity photographer, in which we invested approximately $10.1 million, before origination fees, for a 33.3% economic interest in the loan. The loan is secured by first liens on two West Village Manhattan townhomes and a photography catalog. The loan bears an interest rate of 14% per annum, of which 4% may be paid-in-kind in the first 12 months at the borrower’s option, and included an upfront origination fee of 2.0% of the loan amount. The lender is also entitled to certain participation in the borrower’s photography business based on the amount of free cash flow generated.

•

Acquired a portfolio of 18 primarily first mortgage non-performing commercial real estate loans with an aggregate unpaid principal balance of approximately €107 million. The effective purchase price for the portfolio was approximately €38.6 million, excluding transaction costs, or approximately 36% of the unpaid principal balance of the loans. Our pro rata share of the purchase price was approximately $5.3 million (exclusive of our pro rata share of transaction costs), which represents an 11% ownership interest in the portfolio.

•

Consummated our fifth structured transaction with the FDIC in which we and such Co-Investment Funds acquired a 50% managing member equity interest in a newly formed limited liability company (the “ADC FDIC Venture”) created to hold the acquired loans, with the FDIC retaining the other 50%

equity interest. This portfolio of loans included 1,505 loans (of which approximately 47% were performing and approximately 53% were non-performing by initial allocated purchase price) with an aggregate unpaid principal balance of approximately $817 million, consisting of substantially all first mortgage recourse acquisition, development and construction real estate loans. The newly formed ADC FDIC Venture also pays an asset management company, which is owned 8.5% by the Company and 91.5% by a subsidiary of Colony Capital, a 75-basis point asset management fee calculated on the aggregate unpaid principal balance of the outstanding portfolio (which will be used to pay costs associated with primary and special servicing). Our pro rata share of the managing member interest is 8.5%, or approximately $4.1 million, exclusive of our pro rata share of the required working capital and transaction costs. In addition, we and the investment funds managed by affiliates of our Manager, funded an additional $5 million cash to satisfy the additional security requirement set forth in the FDIC transaction documents. Our share of this additional security funding, based upon our ownership interest in the managing member of the ADC FDIC Venture, was approximately $0.4 million.

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Acquired a $31.2 million senior bond in a CMBS-resecuritization for approximately $13.1 million. The senior bond has a coupon of 5.6% and is secured by a pool consisting primarily of seasoned CMBS bonds issued prior to 2005, U.S. Treasury bonds, and one commercial real estate B-note. Our pro rata share of the purchase price was approximately $4.3 million, which represents a 32.7% ownership interest.

•

Acquired a portfolio of 211 primarily first mortgage German non-performing commercial real estate loans with an aggregate unpaid principal balance of approximately €43.1 million. The effective purchase price for the portfolio was approximately €8.2 million, excluding transaction costs, or approximately 19% of the unpaid principal balance of the loans. Our pro rata share of the purchase price was approximately $3.5 million (exclusive of our pro rata share of transaction costs), which represents a 33.3% ownership interest in the portfolio.

•

Consummated our third structured transaction with the FDIC in which we and such Co-Investment Funds acquired a 40% managing member equity interest in a newly formed limited liability company (the “Milestone West Venture”) created to hold the acquired loans, with the FDIC retaining the remaining 60% equity interest. This portfolio of loans included 198 loans (of which approximately 56% were performing and approximately 44% were non-performing by initial allocated purchase price) with an aggregate unpaid principal balance of approximately $137 million, consisting of substantially all first mortgage recourse commercial real estate loans. The Milestone West Venture also pays the Company a 50-basis point asset management fee calculated on the aggregate unpaid principal balance of the outstanding portfolio (which will be used to pay costs associated with primary and special servicing). Our pro rata share of the managing member interest is 17.3%, or approximately $2.9 million, exclusive of our pro rata share of the required working capital and transaction costs. In addition, we and the investment funds managed by affiliates of our Manager, funded an additional $2.5 million cash to satisfy the additional security requirement set forth in the FDIC transaction documents. Our share of this additional security funding, based upon our ownership interest in the managing member of the Milestone West Venture, was approximately $0.4 million.

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Originated a two-year $9.8 million first mortgage to finance the discounted payoff of eight related non-performing commercial real estate loans at 39% of the aggregate unpaid principal balance of the loans. The loan is secured by a first mortgage interest in a mixed-use development (59% multifamily and 41% retail) in the Midwest. We funded $3.3 million for a 33.3% economic interest in the loan. The loan bears an interest rate of 14% per annum, of which 6.0% may be paid-in-kind. In addition, we and the co-investing investment fund committed to fund an additional $4.1 million within 180 days to finance a related discounted payoff on an adjoining property at 43% of the unpaid principal balance. The borrower did not request the additional funds within the specified period and we have no further obligation to fund.

•	Consummated our fourth structured transaction with the FDIC in which we and such Co-Investment Funds acquired a 40% managing member equity interest in a newly formed limited liability company

(the “Milestone North Venture”) created to hold the acquired loans, with the FDIC retaining the remaining 60% equity interest. This portfolio of loans included 557 loans (of which approximately 67% were performing and approximately 33% were non-performing by initial allocated purchase price) with an aggregate unpaid principal balance of approximately $203.8 million, consisting of substantially all first mortgage recourse commercial real estate loans. The Milestone North Venture also pays the Company a 50-basis point asset management fee calculated on the aggregate unpaid principal balance of the outstanding portfolio (which will be used to pay costs associated with primary and special servicing). Our pro rata share of the managing member interest is 15.3%, or approximately $1.7 million, exclusive of our pro rata share of the required working capital and transaction costs. In addition, we and the investment funds managed by affiliates of our Manager, committed to contribute up to an additional $2.5 million to the extent it is required, in order to support a guaranty issued by a joint venture partner. Our share of this additional commitment, based upon our ownership interest in the managing member of the Milestone North Venture, is approximately $0.4 million.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. Executive officers, directors and greater than 10% stockholders are required by the SEC to furnish us with copies of all Forms 3, 4 and 5 that they file.

Based on our review of the copies of such forms, and/or on written representations from the reporting persons that they were not required to file a Form 5 for the fiscal year, we believe that our executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2010, with the exception of Messrs. Somers and Steffens, each of whom made two late filings on a Form 4 to report two separate transactions, and Professor Parker, who made one late filing on Form 4 to report a single transaction.

Other Matters to Come Before the 2011 Annual Meeting

No other matters are to be presented for action at the annual meeting other than as set forth in this proxy statement. If other matters properly come before the meeting, however, the persons named in the accompanying proxy will vote all proxies solicited by this proxy statement as recommended by our Board of Directors, or, if no such recommendation is given, in their own discretion.

Stockholders Proposals and Nominations for the 2012 Annual Meeting

Any stockholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act, to be considered for inclusion in our proxy materials for the next annual meeting of stockholders must be received at our principal executive offices no later than November 19, 2011.

In addition, any stockholder who wishes to propose a nominee to the Board of Directors or propose any other business to be considered by the stockholders (other than a stockholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Section 13 of our bylaws, which are on file with the SEC and may be obtained from us upon request. These notice provisions require that nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders for the 2012 annual meeting must be received no earlier than October 20, 2011 and no later than November 19, 2011.

Householding of Proxy Materials

If you and other residents at your mailing address own common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our annual report and proxy to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm and your account number to Broadridge Financial Solutions Inc., 51 Mercedes Way, Edgewood, NY 11717. In any event, if you did not receive an individual copy of this proxy statement or our annual report, we will send a copy to you if you address your written request to Colony Financial, Inc., 2450 Broadway, 6th Floor, Santa Monica, CA 90404, Attention: Investor Relations, or telephone call to +1 (310) 282-8820. If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting us in the same manner.

Additional Copies of Materials

Additional copies of this proxy statement, our annual report to stockholders or our annual report on Form 10-K for the year ended December 31, 2010 will be furnished without charge upon written request to: Colony Financial, Inc., 2450 Broadway, 6th Floor, Santa Monica, CA 90404. If requested by eligible stockholders, we will provide copies of exhibits to our annual report on Form 10-K for the year ended December 31, 2010 for a reasonable fee.

ANNEX A

COLONY FINANCIAL, INC.

2011 EQUITY INCENTIVE PLAN

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- iii -

COLONY FINANCIAL, INC.

2011 EQUITY INCENTIVE PLAN

Colony Financial, Inc., a Maryland corporation (the “Company”), sets forth herein the terms of its 2011 Equity Incentive Plan (the “Plan”), as follows:

1.	PURPOSE

This Plan is intended to (a) provide incentive to eligible persons to stimulate their efforts towards the success of the Company and to operate and manage its business in a manner that will provide for the long term growth and profitability of the Company; and (b) provide a means of obtaining, rewarding and retaining key personnel of the Company and the Manager and affiliates of the Manager. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, unrestricted stock, stock units (including deferred stock units), dividend equivalent rights, long-term incentive units and cash bonus awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1 “Affiliate” means, with respect to the Company or the Manager, respectively, any company or other trade or business that controls, is controlled by or is under common control with the Company or the Manager within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary. For purposes of granting stock options or stock appreciation rights, an entity may not be considered an Affiliate of the Company or the Manager, respectively, unless the Company or the Manager holds a “controlling interest” in such entity, where the term “controlling interest” has the same meaning as provided in Treasury Regulation Section 1.414(c)-2(b)(2)(i), provided that the language “at least 50 percent” is used instead of “at least 80 percent” and, provided further, that where granting of stock options or stock appreciation rights is based upon a legitimate business criteria, the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i).

2.2 “Annual Incentive Award” means an Award, denominated in cash, made subject to attainment of performance goals (as described in Section 14) over a Performance Period of up to one year (the Company’s fiscal year, unless otherwise specified by the Board).

2.3 “Applicable Entity” means the Company, its Affiliates or the Manager and its Affiliates.

2.4 “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders, and the rules of any applicable stock exchange or national market system, of any jurisdiction applicable to Awards granted to residents therein.

2.5 “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Units, Dividend Equivalent Right, Performance Award, Annual Incentive Award, LTIP Unit, or Other Equity-Based Award under the Plan.

2.6 “Award Agreement” means the agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.7 “Benefit Arrangement” shall have the meaning set forth in Section 15.

2.8 “Board” means the Board of Directors of the Company.

2.9 “Cause” means, with respect to any Grantee, as determined by the Board and unless otherwise provided in an applicable agreement between such Grantee and the Applicable Entity (a) repeated violations by such Grantee of such Grantee’s obligations to the Applicable Entity (other than as a result of incapacity due to physical or mental illness) which are demonstrably willful and deliberate on such Grantee’s part, which are committed in bad faith or without reasonable belief that such violations are in the best interests of the Applicable Entity and which are not remedied within a reasonable period of time after such Grantee’s receipt of written notice from the Company specifying such violations, (b) the conviction of such Grantee of a felony involving an act of dishonesty intended to result in substantial personal enrichment of such Grantee at the expense of the Applicable Entity or (c) prior to a Change in Control, such other events as shall be determined by the Board, in its sole discretion. Any determination by the Board whether an event constituting Cause shall have occurred shall be final, binding and conclusive.

2.10 “Change in Control” means:

(1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (i) the then outstanding shares of common stock, par value $0.01 per share, of the Company (the “Outstanding Company Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change in Control: (i) any acquisition by the Company; (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation or trust controlled by the Company; and (iii) any acquisition by any entity pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 2.10; or

(2) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(3) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding common shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be, and (ii) no Person (excluding any corporation or trust resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation or trust resulting from such Business Combination) beneficially owns, directly or indirectly, thirty-five percent (35%) or more of the then outstanding shares of the corporation or trust resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation or trust except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation or trust resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(4) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company and consummation of such transaction.

2.11 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.12 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2 (or, if no Committee has been designated, the Board itself).

2.13 “Company” means Colony Financial, Inc., a Maryland corporation.

2.14 “Covered Employee” means a Grantee who is a covered employee within the meaning of Code Section 162(m)(3).

2.15 “Determination Date” means the Grant Date or such other date as of which the Fair Market Value of a share of Stock is required to be established for purposes of the Plan.

2.16 “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.17 “Dividend Equivalent Right” means a right, granted to a Grantee under Section 13, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

2.18 “Effective Date” means [                    ], 2011, the date the Plan was approved by the common stockholders of the Company.

2.19 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.20 “Fair Market Value” means the fair market value of a share of Stock for purposes of the Plan, which shall be determined as of any Determination Date as follows:

(a) If on such Determination Date the shares of Stock are listed on a Stock Exchange, or are publicly traded on another established securities market (a “Securities Market”), the Fair Market Value of a share of Stock shall be the closing price of the Stock as reported on such Stock Exchange or such Securities Market (provided that, if there is more than one such Stock Exchange or Securities Market, the Committee shall designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination). If there is no such reported closing price on such Determination Date, the Fair Market Value of a share of Stock shall be the closing price of the Stock on the next trading day on which any sale of Stock shall have been reported on such Stock Exchange or such Securities Market.

(b) If on such Determination Date the shares of Stock are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a share of Stock shall be the value of the Stock as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.

Notwithstanding this Section 2.20 or Section 19.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to Section 19.3, for any shares of Stock subject to an Award that are sold by or on behalf of a Grantee on the same date on which such shares of Stock may first be sold pursuant to the terms of the related Award Agreement, the Fair Market Value of such shares of Stock shall be the sale price of such shares of Stock on such date (or if sales of such shares of Stock are effectuated at more than one sale price, the weighted average sale price of such shares of Stock on such date).

2.21 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

2.22 “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Company completes the corporate action constituting the Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6, or (iii) such other date as may be specified by the Board.

2.23 “Grantee” means a person who receives or holds an Award under the Plan.

2.24 “Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.25 “Long-Term Incentive Unit” or “LTIP Unit” means an Award under Section 15 of an interest in the operating partnership affiliated with the Company, if any.

2.26 “Manager” means Colony Financial Manager, LLC, or any successor or replacement entity, if any, providing management services to the Company.

2.27 “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.28 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.29 “Option Price” means the exercise price for each share of Stock subject to an Option.

2.30 “Other Agreement” shall have the meaning set forth in Section 15.

2.31 “Other Equity-Based Award” means a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, other than an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Units, Dividend Equivalent Right, LTIP Unit, Performance Award, or Annual Incentive Award.

2.32 “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.33 “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a Performance Period of up to ten (10) years.

2.34 “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for “qualified performance-based compensation” paid to Covered Employees. Notwithstanding the foregoing, nothing in the Plan shall be construed to mean that an Award which does not satisfy the requirements for “qualified performance-based compensation” under Code Section 162(m) does not constitute performance-based compensation for other purposes, including for purposes of Code Section 409A.

2.35 “Performance Measures” means measures as described in Section 14 on which the performance goals are based and which have been approved by the Company’s stockholders pursuant to the Plan in order to qualify Awards as Performance-Based Compensation.

2.36 “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.37 “Plan” means this Colony Financial, Inc. 2011 Equity Incentive Plan, as amended from time to time.

2.38 “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock, Stock Units or Unrestricted Stock.

2.39 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.40 “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10.

2.41 “SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under Section 9.

2.42 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.43 “Service” means service as a Service Provider to any Applicable Entity. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to any Applicable Entity. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive. Notwithstanding any other provision to the contrary, for any individual providing services solely as a director, only service to the Company or any of its Subsidiaries constitutes Service. If the Service Provider’s employment or other service relationship is with an Affiliate of the Company or the Manager and that entity ceases to be an Affiliate of the Company or the Manager, a termination of Service shall be deemed to have occurred when the entity ceases to be an Affiliate of the Company or the Manager unless the Service Provider transfers his or her employment or other service relationship to the Company or the Manager or their remaining Affiliates.

2.44 “Service Provider” means the Manager or an employee, officer, director, or a consultant or adviser (who is a natural person) providing services to an Applicable Entity.

2.45 “Stock” means the common stock, par value $0.01 per share, of the Company.

2.46 “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9.

2.47 “Stock Exchange” means the New York Stock Exchange or another established national or regional stock exchange.

2.48 “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 10.

2.49 “Subsidiary” means any “subsidiary corporation” of the Company or Manager within the meaning of Code Section 424(f).

2.50 “Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or an Affiliate or with which the Company or an Affiliate combines.

2.51 “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding voting securities of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

2.52 “Unrestricted Stock” shall have the meaning set forth in Section 11.

Unless the context otherwise requires, all references in the Plan to “including” shall mean “including without limitation.”

References in the Plan to any Code Section shall be deemed to include, as applicable, regulations promulgated under such Code Section.

3.	ADMINISTRATION OF THE PLAN

3.1.	Board.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and Applicable Laws. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting at which a quorum is present or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and Applicable Laws. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2.	Committee.

The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and Applicable Laws.

(i) Except as provided in Subsection (ii) and except as the Board may otherwise determine, the Committee, if any, appointed by the Board to administer the Plan shall consist of two or more Outside Directors of the Company who: (a) qualify as “outside directors” within the meaning of Section 162(m) of the Code and who (b) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and who (c) comply with the independence requirements of the stock exchange on which the Stock is listed.

(ii) The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not executive officers (as defined under Rule 3b-7 of the Exchange Act) or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards, subject to the requirements of Code Section 162(m), Rule 16b-3 and the rules of the stock exchange on which the Stock is listed.

In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by a Committee if the power and authority to do so has been delegated (and such delegated authority has not been revoked) to such Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board, provided, that such member of the Board to whom the Committee delegates authority under the Plan must be an Outside Director who satisfies the requirements of Subsection (i)(a)-(c) of this Section 3.2.

3.3.	Terms of Awards.

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

(i) designate Grantees;

(ii) determine the type or types of Awards to be made to a Grantee;

(iii) determine the number of shares of Stock to be subject to an Award;

(iv) establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, the treatment of an Award in the event of a Change in Control, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(v) prescribe the form of each Award Agreement evidencing an Award; and

(vi) amend, modify, or reprice the terms of any outstanding Award subject to the restrictions of Section 3.5. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make or modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award.

3.4.	Forfeiture; Recoupment.

The Company may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of or in conflict with any (a) employment agreement, (b) non-competition agreement, (c) agreement prohibiting solicitation of employees or clients of the Company or any Affiliate, (d) confidentiality obligation with respect to the Company or any Affiliate, (e) secondment agreement, or (f) other agreement, as and to the extent specified in such Award Agreement. The Company may annul an outstanding Award if the Grantee thereof is an employee and is terminated for Cause as defined in the Plan or the applicable Award Agreement or for “cause” as defined in any other agreement between the Applicable Entity and such Grantee, as applicable.

Any Award granted pursuant to the Plan is subject to mandatory repayment by the Grantee to the Company to the extent the Grantee is or in the future becomes subject to any Company “clawback” or recoupment policy that requires the repayment by the Grantee to the Company of compensation paid by the Company to the Grantee in the event that the Grantee fails to comply with, or violates, the terms or requirements of such policy. Such policy may authorize the Company to recover from a Grantee incentive-based compensation (including Options awarded as compensation) awarded to or received by such Grantee during a period of up to three (3) years, as determined by the Committee, preceding the date on which the Company is required to prepare an accounting restatement due to material noncompliance by the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws.

Furthermore, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, and any Award Agreement so provides, any Grantee of an Award under such Award Agreement who knowingly engaged in such misconduct, was grossly negligent in engaging in such misconduct, knowingly failed to prevent such misconduct or was grossly negligent in failing to prevent such misconduct, shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document that contained information affected by such material noncompliance.

Notwithstanding any other provision of the Plan or any provision of any Award Agreement, if the Company is required to prepare an accounting restatement, then Grantees shall forfeit any cash or Stock received in connection with an Award (or an amount equal to the Fair Market Value of such Stock on the date of delivery if the Grantee no longer holds the shares of Stock) if pursuant to the terms of the Award Agreement for such Award, the amount of the Award earned or the vesting in the Award was explicitly based on the achievement of pre-established performance goals set forth in the Award Agreement (including earnings, gains, or other performance goals) that are later determined, as a result of the accounting restatement, not to have been achieved.

3.5.	No Repricing.

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of Stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Stock or other securities or similar transaction), the Company may not, without obtaining stockholder approval: (a) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs; (b) cancel outstanding Options or SARs in exchange for or substitution of Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; or (c) cancel outstanding Options or SARs with an exercise price below the current stock price in exchange for cash or other securities.

3.6.	Deferral Arrangement.

The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights and, in connection therewith, provisions for converting such credits into Stock Units and for restricting deferrals to comply with hardship distribution rules affecting tax-qualified retirement plans subject to Code Section 401(k)(2)(B)(IV), provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.7.	No Liability.

No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.8.	Stock Issuance/Book-Entry.

Notwithstanding any provision of the Plan to the contrary, the issuance of the shares of Stock under the Plan may be evidenced in such a manner as the Board, in its discretion, deems appropriate, including, without limitation, book-entry or direct registration or the issuance of one or more share certificates.

4.	STOCK SUBJECT TO THE PLAN

4.1.	Number of Shares of Stock Available for Awards.

Subject to adjustment as provided in Section 18, the number of shares of Stock available for issuance under the Plan shall be one million six hundred thousand (1,600,000). Subject to adjustment as provided in Section 18, the number of shares of Stock available for issuance as Incentive Stock Options shall be one million six hundred thousand (1,600,000). Shares of Stock issued or to be issued under the Plan shall be authorized but unissued shares or treasury Shares or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee.

4.2.	Adjustments in Authorized Shares of Stock.

The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies. The number of shares of Stock reserved pursuant to Section 4 shall be increased by the corresponding number of awards assumed, and in the case of a substitution, by the net increase in the number of shares of Stock subject to awards before and after substitution. Available shares under a shareholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and do not reduce the number of shares of Stock available under the Plan, subject to applicable stock exchange requirements.

4.3.	Share Usage.

Shares of Stock covered by an Award shall be counted as used as of the Grant Date. Any shares of Stock that are subject to Awards shall be counted against the limit set forth in Section 4.1 as one (1) share of Stock for every one (1) share of Stock subject to an Award. With respect to SARs, the number of shares of Stock subject to an award of SARs will be counted against the aggregate number of shares of Stock available for issuance under the Plan regardless of the number of shares of Stock actually issued to settle the SAR upon exercise. If any shares of Stock covered by an Award granted under the Plan are not purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any shares of Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares of Stock available under the Plan with respect to such Award shall, to the extent of any such forfeiture, termination or expiration, again be available for making Awards under the Plan in the same amount as such shares of Stock were counted against the limit set forth in Section 4.1. The number of shares of Stock available for issuance under the Plan shall not be increased by (i) any shares of Stock tendered or withheld or Award surrendered in connection with the purchase of shares of Stock upon exercise of an Option as described in Section 12.2, (ii) any shares of Stock deducted or delivered from an Award payment in connection with the Company’s tax withholding obligations as described in Section 19.3 or (iii) any shares of Stock purchased by the Company with proceeds from option exercises.

5.	EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1.	Effective Date.

The Plan shall be effective as of the Effective Date.

5.2.	Term.

The Plan shall terminate automatically ten (10) years after the Effective Date and may be terminated on any earlier date as provided in Section 5.3.

5.3.	Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by Applicable Laws or required by applicable stock exchange listing requirements. No amendment will be made to the no-repricing provisions of Section 3.5 or the option pricing provisions of Section 8.1 without the approval of the Company’s stockholders. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1.	Service Providers and Other Persons.

Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider, as the Board shall determine and designate from time to time and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Board.

6.2.	Limitation on Shares of Stock Subject to Awards and Cash Awards

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act and the transition period under Treasury Regulation Section 1.162-27(f)(2) has lapsed or does not apply:

(i) the maximum number of shares of Stock subject to Options or SARs that can be granted under the Plan to any person eligible for an Award under Section 6 is seven hundred fifty thousand (750,000) in a calendar year; and

(ii) the maximum number of shares of Stock that can be granted under the Plan, other than pursuant to an Option or SARs, to any person eligible for an Award under Section 6 is seven hundred fifty thousand (750,000) in a calendar year.

The preceding limitations in this Section 6.2 are subject to adjustment as provided in Section 18.

6.3.	Stand-Alone, Additional, Tandem and Substitute Awards.

Subject to Section 3.5, Awards granted under the Plan may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. Subject to Section 3.5, if an Award is granted in substitution or exchange for another Award, the Board shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate. Notwithstanding Section 8.1 and Section 9.1 but subject to Section 3.5, the Option Price of an Option or the grant price of an SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Stock on the original date of grant; provided, that, the Option Price or grant price is determined in accordance with the principles of Code Section 424 and the regulations thereunder for any Incentive Stock Option and consistent with Code Section 409A for any other Option or SAR.

7.	AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1.	Option Price.

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value of a share of Stock on the Grant Date; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2.	Vesting.

Subject to Sections 8.3 and 18.3, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3.	Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten (10) years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five (5) years from its Grant Date.

8.4.	Termination of Service.

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5.	Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 18 which results in termination of the Option.

8.6.	Method of Exercise.

Subject to the terms of Section 12 and Section 19.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company of notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company and in accordance with any additional procedures specified by the Board. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares of Stock for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award.

8.7.	Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, a Grantee or other person holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock or to receive notice of any meeting of the Company’s stockholders) until the shares of Stock covered thereby are fully paid and issued to such Grantee or other person. Except as provided in Section 18, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8.	Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price with respect thereto, such Grantee shall be entitled to receive such evidence of such Grantee’s ownership of the shares of Stock subject to such Option as shall be consistent with Section 3.8.

8.9.	Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10.	Family Transfers.

If authorized in the applicable Award Agreement or by the Board, in its sole discretion, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) unless Applicable Laws do not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and shares of Stock acquired pursuant to the Option shall be subject to the same restrictions on transfer of shares as would have applied to the Grantee. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11.	Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. Except to the extent provided in the regulations under Code Section 422, this limitation shall be applied by taking Options into account in the order in which they were granted.

8.12.	Notice of Disqualifying Disposition.

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances provided in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1.	Right to Payment and Grant Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the SAR Exercise Price as determined by the Board. The Award Agreement for a SAR shall specify the SAR Exercise Price, which shall be at least the Fair Market Value of one (1) share of Stock on the date of grant. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Exercise Price that is no less than the Fair Market Value of one share of Stock on the SAR Grant Date; provided further that a Grantee may only exercise either the SAR or the Option with which it is granted in tandem and not both.

9.2.	Other Terms.

The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which shares of Stock will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

9.3.	Term.

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten (10) years from the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such SAR.

9.4.	Transferability of SARS.

Except as provided in Section 9.5, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise a SAR. Except as provided in Section 9.5, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.5.	Family Transfers.

If authorized in the applicable Award Agreement or by the Board, in its sole discretion, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.5, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) unless Applicable Laws do not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 9.5, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and shares of Stock acquired pursuant to a SAR shall be subject to the same restrictions on transfer or shares as would have applied to the Grantee. Subsequent transfers of transferred SARs are prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

10.1.	Grant of Restricted Stock or Stock Units.

Awards of Restricted Stock or Stock Units may be made for consideration or no consideration (other than the par value of the shares of Stock which shall be deemed paid by past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to an Applicable Entity).

10.2.	Restrictions.

At the time a grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Board may in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units as described in Section 14. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.

10.3.	Registration; Restricted Stock Certificates.

Pursuant to Section 3.7, to the extent that ownership of Restricted Stock is evidenced by a book-entry registration or direct registration, such registration shall be notated to evidence the restrictions imposed on such Award of Restricted Stock under the Plan and the applicable Award Agreement. Subject to Section 3.7 and the immediately following sentence, the Company may issue, in the name of each Grantee to whom Restricted Stock have been granted, stock certificates representing the total number of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the shares of Restricted Stock are forfeited to the Company or the restrictions applicable thereto lapse and such Grantee shall deliver a stock power to the Company with respect to each certificate, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.4.	Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such shares of Stock and the right to receive any dividends declared or paid with respect to such shares of Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of stock, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

10.5.	Rights of Holders of Stock Units.

10.5.1.	Voting and Dividend Rights.

Holders of Stock Units shall have no rights as stockholders of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Stock Units, to direct the voting of the shares of Stock subject to such Stock Units, or to receive notice of any meeting of the

Company’s stockholders). The Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding shares of Stock, a cash payment for each Stock Unit held equal to the per-stock dividend paid on the shares of Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid. Notwithstanding the foregoing, if a grantor trust is established in connection with the Awards of Stock Units and shares of Stock are held in the grantor trust for purposes of satisfying the Company’s obligation to deliver shares of Stock in connection with such Stock Units, the Award Agreement for such Stock Units may provide that such cash payment shall be deemed reinvested in additional Stock Units at a price per unit equal to the actual price paid for each share of Stock by the trustee of the grantor trust upon such trustee’s reinvestment of the cash dividend received.

10.5.2.	Creditor’s Rights.

A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6.	Termination of Service.

Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to Restricted Stock or Stock Units.

10.7.	Purchase of Restricted Stock and Shares of Stock Subject to Stock Units.

The Grantee shall be required, to the extent required by Applicable Laws, to purchase the Restricted Stock or shares of Stock subject to vested Stock Units from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or Stock Units or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock or Stock Units. The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Board, in consideration for past or future Services rendered to an Applicable Entity.

10.8.	Delivery of Shares of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to Restricted Stock or Stock Units settled in shares of Stock shall lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration or a stock certificate evidencing ownership of such shares of Stock shall, consistent with Section 3.8, be issued, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the shares of Stock represented by the Stock Unit has been delivered.

11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS AND OTHER EQUITY-BASED AWARDS

The Board may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Board) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold to any Grantee as provided in the immediately preceding sentence in respect of past or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to an Applicable Entity or other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

The Board may, in its sole discretion, grant Awards to Participants in the form of Other Equity-Based Awards, as deemed by the Board to be consistent with the purposes of the Plan. Awards granted pursuant to this Section 11 may be granted with vesting, value and/or payment contingent upon the attainment of one or more performance goals. The Board shall determine the terms and conditions of such Awards at the date of grant or thereafter. Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Other Equity-Based Awards held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Other Equity-Based Awards, the Grantee shall have no further rights with respect to such Award.

12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1.	General Rule.

Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

12.2.	Surrender of Shares of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender, as applicable.

12.3.	Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option may be made all or in part (i) by delivery (on a form acceptable to the Board) by Grantee of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 19.3, or, (ii) with the consent of the Company, by the Grantee electing to have the Company issue to Grantee only that number of shares of Stock equal in value to the difference between the Option Price and the Fair Market Value of the shares of Stock subject to the portion of the Option being exercised.

12.4.	Other Forms of Payment.

To the extent the Award Agreement so provides and/or unless otherwise specified in an Award Agreement, payment of the Option Price for shares of Stock purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with Applicable Laws, regulations and rules, including, without limitation, (a) Service to an Applicable Entity and (b) net exercise.

13.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1.	Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares of Stock had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee, provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from the terms and conditions of such other Award. A cash amount credited pursuant to a Dividend Equivalent Right granted as a component of another Award which vests or is earned based upon the achievement of performance goals shall not vest unless such performance goals for such underlying Award are achieved.

13.2.	Termination of Service.

Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

14.	TERMS AND CONDITIONS OF PERFORMANCE AWARDS AND ANNUAL INCENTIVE AWARDS

14.1.	Grant of Performance Awards and Annual Incentive Awards.

Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Awards and/or Annual Incentive Awards to a Plan participant in such amounts and upon such terms as the Committee shall determine.

14.2.	Value of Performance Awards and Annual Incentive Awards.

Each Performance Award and Annual Incentive Award shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Awards that will be paid out to the Plan participant.

14.3.	Earning of Performance Awards and Annual Incentive Awards.

Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Awards or Annual Incentive Awards shall be entitled to receive payout on the value and number of the Performance Awards or Annual Incentive Awards earned by the Plan participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

14.4.	Form and Timing of Payment of Performance Awards and Annual Incentive Awards.

Payment of earned Performance Awards and Annual Incentive Awards shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Awards in the form of cash or in shares of Stock (or in a combination thereof) equal to the value of the earned Performance Awards at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period; provided that, unless specifically provided in the Award Agreement pertaining to the grant of the Award, such payment shall occur no later than the 15th day of the third month following the end of the calendar year in which the Performance Period ends. Any shares of Stock may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

14.5.	Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. If and to the extent required under Code Section 162(m), any power or authority relating to an Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Committee.

14.6.	Performance Awards or Annual Incentive Awards Granted to Designated Covered Employees.

If and to the extent that the Committee determines that a Performance or Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should constitute “qualified performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.6.

14.6.1.	Performance Goals Generally.

The performance goals for Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.6. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two (2) or more of the performance goals must be achieved as a condition to the grant, exercise and/or settlement of such Awards. Performance goals may differ for Awards granted to any one Grantee or to different Grantees.

14.6.2.	Timing For Establishing Performance Goals.

Performance goals shall be established not later than the earlier of (i) 90 days after the beginning of any performance period applicable to such Awards and (ii) the day on which twenty-five percent (25%) of any performance period applicable to such Awards has expired, or at such other date as may be required or permitted for “qualified performance-based compensation” under Code Section 162(m).

14.6.3.	Settlement of Awards; Other Terms.

Settlement of such Awards shall be in cash, shares of Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Awards.

14.6.4.	Performance Measures.

The performance goals upon which the payment or vesting of a Performance or Annual Incentive Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a) net earnings or net income;

(b) operating earnings or Core Earnings (as defined in the management agreement between the Company and the Manager, as amended from time to time);

(c) pretax earnings;

(d) earnings per share of stock;

(e) stock price, including growth measures and total stockholder return;

(f) earnings before interest and taxes;

(g) earnings before interest, taxes, depreciation and/or amortization;

(h) return measures, including return on assets, capital, investment, equity, sales or revenue;

(i) cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment;

(j) expense targets;

(k) market share;

(l) financial ratios as provided in credit agreements of the Company and its subsidiaries;

(m) working capital targets;

(n) completion of acquisitions of assets;

(o) completion of asset sales;

(p) revenues under management;

(q) funds from operations;

(r) distributions to stockholders; and

(s) any combination of any of the foregoing business criteria.

Business criteria may be (but are not required to be) measured on a basis consistent with U.S. Generally Accepted Accounting Principles.

Any Performance Measure(s) may be used to measure the performance of the Company, its Subsidiaries, and/or its Affiliates as a whole or any business unit of the Company, its Subsidiaries, and/or its Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (e) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 14.

14.6.5.	Evaluation of Performance.

The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees that are intended to qualify as Performance-Based Compensation, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

14.6.6.	Adjustment of Performance-Based Compensation.

Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis, or any combination as the Committee determines.

14.6.7.	Board Discretion.

In the event that applicable tax and/or securities laws change to permit Board (or Committee) discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Board (or Committee) shall have sole discretion to make such changes without obtaining stockholder approval provided the exercise of such discretion does not violate Code Sections 162(m) or 409A. In addition, in the event that the Board (or Committee) determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Board (or Committee) may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 14.6.4.

14.7.	Status of Awards Under Code Section 162(m).

It is the intent of the Company that Awards under Section 14.6 granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations promulgated thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 14.6, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m). If any provision of the Plan or any agreement relating to such Awards does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15.	TERMS AND CONDITIONS OF LONG-TERM INCENTIVE UNITS

LTIP Units are intended to be profits interests in the operating partnership affiliated with the Company, if any (such operating partnership, if any, the “Operating Partnership”), the rights and features of which, if applicable, will be set forth in the agreement of limited partnership for the Operating Partnership (the “Operating Partnership Agreement”). Subject to the terms and provisions of the Plan and the Operating Partnership Agreement, the Board, at any time and from time to time, may grant LTIP Units to Plan participants in such amounts and upon such terms as the Board shall determine. LTIP Units must be granted for service to the Operating Partnership.

15.1.	Vesting.

Subject to Section 18, each LTIP Unit granted under the Plan shall vest at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement.

16.	PARACHUTE LIMITATIONS

If the Grantee is a “disqualified individual,” as defined in Code Section 280G(c), then, notwithstanding any other provision of the Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with an Applicable Entity, except an agreement, contract, or understanding that expressly addresses Code Section 280G or Code Section 4999 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), any right to exercise, vesting, payment or benefit to the Grantee under the Plan shall be reduced or eliminated:

(i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment or benefit to the Grantee under the Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) as then in effect (a “Parachute Payment”) and

(ii) if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.

The Company shall accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Performance Awards, then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Stock or Stock Units, then by reducing or eliminating any other remaining Parachute Payments.

17.	REQUIREMENTS OF LAW

17.1.	General.

No participant in the Plan will be permitted to acquire, or will have any right to acquire, shares of Stock thereunder if such acquisition would be prohibited by any share ownership limits contained in charter or bylaws or would impair the Company’s status as a REIT. The Company shall not be required to offer, sell or issue any shares of Stock under any Award if the offer, sale or issuance of such shares of Stock would constitute a violation by the Grantee, any other individual or entity exercising an Option, or any Applicable Entity of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the offering, listing, registration or qualification of any shares of Stock subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the offering, issuance, sale or purchase of shares of Stock hereunder, no shares of Stock may be offered, issued or sold to the Grantee or any other individual or entity exercising an Option pursuant to such Award unless such offering, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to offer, sell or issue such shares of Stock unless the Board has received evidence satisfactory to it that the Grantee or any other individual or entity exercising an Option or SAR or accepting delivery of such shares may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock pursuant to the Plan to comply with any Applicable Laws. As to any jurisdiction that expressly imposes the requirement that an Option (or SAR that may be settled in shares of Stock) shall not be exercisable until the shares of Stock covered by such Option (or

SAR) are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option (or SAR) under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

17.2.	Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative with respect to such Awards to the extent permitted by Applicable Laws and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify the Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

18.	EFFECT OF CHANGES IN CAPITALIZATION

18.1.	Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in such stock effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares of stock for which grants of Options and other Awards may be made under the Plan, including, without limitation, the limits set forth in Section 6.2, shall be adjusted proportionately and accordingly by the Company in a manner deemed equitable by the Board. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

18.2.	Reorganization in Which the Company Is the Surviving Entity Which Does not Constitute a Change in Control.

Subject to Section 18.3, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Change in Control, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares of Stock remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, or in another agreement with the Grantee, or otherwise set forth in writing, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation. In the event of a transaction described in this Section 18.2, Performance Awards shall be adjusted (including any adjustment to the Performance Measures applicable to such Awards deemed appropriate by the Committee) so as to apply to the securities that a holder of the number of shares of Stock subject to the Performance Awards would have been entitled to receive immediately following such transaction.

18.3.	Change in Control in which Awards are not Assumed.

Except as otherwise provided in the applicable Award Agreement or in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Options, SARs, Stock Units, Dividend Equivalent Rights, LTIP Units, Restricted Stock, or other Equity-Based Awards are not being assumed or continued:

(i) in each case with the exception of any Performance Award, all outstanding Restricted Stock and LTIP Units shall be deemed to have vested, all Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, and all Dividend Equivalent Rights shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Change in Control, and

(ii) either of the following two actions shall be taken:

(A) fifteen (15) days prior to the scheduled consummation of a Change in Control, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen (15) days, or

(B) the Board may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, Stock Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Stock”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Stock.

(iii) for Performance Awards denominated in Stock, Stock Units or LTIP Units, if less than half of the Performance Period has lapsed, the Awards shall be converted into Restricted Stock or Stock Units assuming target performance has been achieved (or Unrestricted Stock if no further restrictions apply). If more than half the Performance Period has lapsed, the Awards shall be converted into Restricted Stock or Stock Units based on actual performance to date (or Unrestricted Stock if no further restrictions apply). If actual performance is not determinable, then Performance Awards shall be converted into Restricted Stock or Stock Units assuming target performance has been achieved, based on the discretion of the Committee (or Unrestricted Stock if no further restrictions apply).

(iv) Other-Equity Based Awards shall be governed by the terms of the applicable Award Agreement.

With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen (15)-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Change in Control, the Plan and all outstanding but unexercised Options and SARs shall terminate. The Board shall send notice of an event that will result in such a termination to all individuals and entities who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders.

18.4.	Change in Control in which Awards are Assumed.

Except as otherwise provided in the applicable Award Agreement or in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Awards are being assumed or continued, the following provisions shall apply to such Award, to the extent assumed or continued:

The Plan, Options, SARs, Stock Units, Restricted Stock and Other Equity-Based Awards theretofore granted shall continue in the manner and under the terms so provided in the event of any Change in Control to the extent that provision is made in writing in connection with such Change in Control for the assumption or continuation of the Options, SARs, Stock Units, Restricted Stock and Other Equity-Based Awards theretofore granted, or for the substitution for such Options, SARs, Stock Units, Restricted Stock and Other Equity-Based Awards for new common stock options and stock appreciation rights and new common stock units and restricted stock and other equity-based awards relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation rights exercise prices.

18.5.	Adjustments.

Adjustments under this Section 18 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board shall determine the effect of a Change in Control upon Awards other than Options, SARs, Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 18.1, 18.2, 18.3 and 18.4. This Section 18 does not limit the Company’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of change in control events that do not constitute a Change in Control.

18.6.	No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or engage in any other transaction or activity.

19.	GENERAL PROVISIONS

19.1.	Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual or entity the right to remain in the employ or service of any Applicable Entity, or to interfere in any way with any contractual or other right or authority of the Applicable Entity either to increase or decrease the compensation or other payments to any individual or entity at any time, or to terminate any employment or other relationship between any individual or entity and the Applicable Entity. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, in another agreement with the Grantee, or otherwise in writing, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to provide Service. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan and Awards shall in no way be interpreted to require the Company to transfer any amounts to a third party director or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

19.2.	Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable.

19.3.	Withholding Taxes.

Any Applicable Entity, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay in cash to the Applicable Entity, as the case may be, any amount that the Applicable Entity may reasonably determine to be necessary to satisfy such withholding obligation; provided that if there is a same-day sale of shares of Stock subject to an Award, the Grantee shall pay such withholding obligation on the day on which such same-day sale is completed. Subject to the prior approval of the Applicable Entity, which may be withheld by the Applicable Entity, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Applicable Entity to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Applicable Entity shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Applicable Entity as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 19.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award or payment of shares of Stock pursuant to such Award, as applicable, cannot exceed such number of shares of Stock having a Fair Market Value equal to the minimum statutory amount required by the Applicable Entity to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of shares of Stock. Notwithstanding Section 2.21 or this Section 19.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to this Section 19.3, for any shares of Stock subject to an Award that are sold by or on behalf of a Grantee on the same date on which such shares may first be sold pursuant to the terms of the related Award Agreement, the Fair Market Value of such shares shall be the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date), so long as such Grantee has provided the Applicable Entity, or its designee or agent, with advance written notice of such sale.

19.4.	Captions.

The use of captions in the Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

19.5.	Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

19.6.	Number and Gender.

With respect to words used in the Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

19.7.	Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

19.8.	Governing Law.

The validity and construction of the Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

19.9.	Section 409A of the Code.

The Company intends to comply with Code Section 409A, or an exemption to Code Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Code Section 409A. To the extent that the Company determines that a Grantee would be subject to the additional twenty percent (20%) tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of any Award granted under the Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board.

To record adoption of the Plan by the Board as of March 16, 2011, and approval of the Plan by the stockholders on                     , 2011, the Company has caused its authorized officer to execute the Plan.

COLONY FINANCIAL, INC.

By:
Title:

COLONY FINANCIAL, INC.

Proxy for Annual Meeting of Stockholders on May 2, 2011

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Darren J. Tangen and Ronald M. Sanders, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Colony Financial, Inc., to be held May 2, 2011 at 9:00 A.M. ET, at Bank of America Merrill Lynch, Bank of America Tower, One Bryant Park (42nd & 6th), 2nd Floor, Conference Room – 2 Bryant Park, New York, New York 10036, and at any adjournments or postponements thereof, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting instructions are not provided and the signed card is returned, the proxies will vote in accordance with the Board of Directors recommendations listed on the reverse side.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

COLONY FINANCIAL, INC.

May 2, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE MEETING OF STOCKHOLDERS TO BE HELD ON MAY 2, 2011.

The Notice of Meeting, Proxy Statement and Proxy Card are available at

http://www.colonyfinancial.com/meeting.html

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

¢	20530304000000000000 3	050211

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” ALL DIRECTOR NOMINEES IN PROPOSAL 1.			THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.	FOR	AGAINST	ABSTAIN
1. To elect five directors directors from the nominees named in the proxy statement to serve one-year terms expiring at the 2012 annual meeting of stockholders.			2. Approval of the 2011 Equity Incentive Plan approved by the Board of Directors of Colony Financial.	☐	☐	☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: O Thomas J. Barrack, Jr. O Richard B. Saltzman O George G. C. Parker O John A. Somers O John L. Steffens		THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.
				FOR	AGAINST	ABSTAIN
			3. Approval of an advisory proposal regarding the compensation paid to Colony Financial’s named Chief Financial Officer (the “Say on Pay” proposal).	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE OPTION OF “3 YEARS” IN PROPOSAL 4.
			1 year	2 years	3 years	ABSTAIN
			4. An advisory vote to establish the frequency of submission to shareholders of “Say on Pay” proposals. ☐	☐	☐	☐
5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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